Exhibit 2.1
8937864v.5
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VEON LTD.
AND
THE BANK OF NEW YORK MELLON
As Depositary
AND
OWNERS AND HOLDERS OF AMERICAN DEPOSITARY SHARES
Amended and Restated Deposit Agreement
(Common Shares)
Dated as of __________, 2025
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TABLE OF CONTENTS

ARTICLE 1.DEFINITIONS	- 2 -
SECTION 1.1American Depositary Shares.	- 2 -
SECTION 1.2Commission.	- 2 -
SECTION 1.3Company.	- 2 -
SECTION 1.4Custodian.	- 2 -
SECTION 1.5Delisting Event.	- 3 -
SECTION 1.6Deliver; Surrender.	- 3 -
SECTION 1.7Deposit Agreement.	- 3 -
SECTION 1.8Depositary; Depositary’s Office.	- 4 -
SECTION 1.9Deposited Securities.	- 4 -
SECTION 1.10Disseminate.	- 4 -
SECTION 1.11Dollars.	- 4 -
SECTION 1.12DTC.	- 4 -
SECTION 1.13Foreign Registrar.	- 4 -
SECTION 1.14Holder.	- 5 -
SECTION 1.15Insolvency Event.	- 5 -
SECTION 1.16Owner.	- 5 -
SECTION 1.17Receipts.	- 5 -
SECTION 1.18Registrar.	- 5 -
SECTION 1.19Replacement.	- 5 -
SECTION 1.20Restricted Securities.	- 6 -
SECTION 1.21Securities Act of 1933.	- 6 -
SECTION 1.22Shares.	- 6 -
SECTION 1.23SWIFT.	- 6 -
SECTION 1.24Termination Option Event.	- 6 -
ARTICLE 2.FORM OF RECEIPTS, DEPOSIT OF SHARES, DELIVERY, TRANSFER AND SURRENDER OF AMERICAN DEPOSITARY SHARES	- 7 -
SECTION 2.1Form of Receipts; Registration and Transferability of American Depositary Shares.	- 7 -
SECTION 2.2Deposit of Shares.	- 8 -
SECTION 2.3Delivery of American Depositary Shares.	- 9 -
SECTION 2.4Registration of Transfer of American Depositary Shares; Combination and Split-up of Receipts; Interchange of Certificated and Uncertificated American Depositary Shares.	- 9 -
SECTION 2.5Surrender of American Depositary Shares and Withdrawal of Deposited Securities.	- 10 -
SECTION 2.6Limitations on Delivery, Transfer and Surrender of American Depositary Shares.	- 11 -
SECTION 2.7Lost Receipts, etc.	- 12 -
SECTION 2.8Cancellation and Destruction of Surrendered Receipts.	- 12 -
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AMENDED AND RESTATED DEPOSIT AGREEMENT
(Common Shares)
AMENDED AND RESTATED DEPOSIT AGREEMENT (Common
Shares) dated as of ________, 2025 among VEON LTD., an exempted company incorporated under the laws of Bermuda (herein called the Company), THE BANK OF
NEW YORK MELLON, a New York banking corporation (herein called the Depositary), and all Owners and Holders (each as hereinafter defined) from time to time of American
Depositary Shares issued hereunder.
W I T N E S S E T H:
WHEREAS, the Company (then known as VimpelCom Ltd.) and the
Depositary entered into a deposit agreement dated as of March 26, 2010 (the “Initial
Deposit Agreement”) for the purposes stated in that agreement;
WHEREAS, the Company and the Depositary amended and restated the
Initial Deposit Agreement as of December 29, 2017 (the “Prior Deposit Agreement”) for
the purposes stated in that agreement; and
WHEREAS, the Company and the Depositary now wish to amend the
Prior Deposit Agreement to, among other things, change the provisions relating to voting of Deposited Securities (as hereinafter defined); and
WHEREAS, the Company desires to provide, as hereinafter set forth in this Amended and Restated Deposit Agreement, for the deposit of Shares (as hereinafter defined) of the Company from time to time with the Depositary or with the Custodian (as hereinafter defined) under this Amended and Restated Deposit Agreement, for the creation of American Depositary Shares representing the Shares so deposited and for the execution and delivery of American Depositary Receipts evidencing the American
Depositary Shares; and
WHEREAS, the American Depositary Receipts are to be substantially in the form of Exhibit A annexed hereto, with appropriate insertions, modifications and omissions, as hereinafter provided in this Amended and Restated Deposit Agreement;
NOW, THEREFORE, in consideration of the premises, it is agreed by and between the parties hereto that the Prior Deposit Agreement is amended and restated as follows:

ARTICLE 1.DEFINITIONS
The following definitions shall for all purposes, unless otherwise clearly indicated, apply to the respective terms used in this Deposit Agreement:
SECTION 1.1American Depositary Shares.
The term “American Depositary Shares” shall mean the securities created under this Deposit Agreement representing rights with respect to the Deposited
Securities.  American Depositary Shares may be certificated securities evidenced by
Receipts or uncertificated securities.  The form of Receipt annexed as Exhibit A to this
Deposit Agreement shall be the prospectus required under the Securities Act of 1933 for sales of both certificated and uncertificated American Depositary Shares.  Except for those provisions of this Deposit Agreement that refer specifically to Receipts, all the provisions of this Deposit Agreement shall apply to both certificated and uncertificated
American Depositary Shares.
Each American Depositary Share shall represent the number of Shares specified in Exhibit A to this Deposit Agreement, except that, if there is a distribution upon Deposited Securities covered by Section 4.3, a change in Deposited Securities covered by Section 4.8 with respect to which additional American Depositary Shares are not delivered or a sale of Deposited Securities under Section 3.2 or 4.8, each American
Depositary Share shall thereafter represent the amount of Shares or other Deposited
Securities that are then on deposit per American Depositary Share after giving effect to that distribution, change or sale.
SECTION 1.2Commission.
The term “Commission” shall mean the Securities and Exchange
Commission of the United States or any successor governmental agency in the United
States.
SECTION 1.3Company.
The term “Company” shall mean VEON Ltd., an exempted company incorporated under the laws of Bermuda, and its successors.
SECTION 1.4Custodian.
The term “Custodian” shall mean The Bank of New York Mellon, acting through an office located in the United Kingdom, as custodian for the Depositary for the purposes of this Deposit Agreement, and any other firm or corporation the Depositary appoints under Section 5.5 as a substitute or additional custodian under this Deposit
Agreement, and shall also mean all of them collectively.

SECTION 1.5Delisting Event.
A “Delisting Event” occurs if the American Depositary Shares are delisted from a securities exchange on which the American Depositary Shares were listed and the
Company has not listed or applied to list the American Depositary Shares on any other securities exchange.
SECTION 1.6Deliver; Surrender.
(a)The term “deliver”, or its noun form, when used with respect to
Shares or other Deposited Securities, shall mean (i) book-entry transfer of those Shares or other Deposited Securities to an account maintained by an institution authorized under applicable law to effect transfers of such securities designated by the person entitled to that delivery or (ii) physical transfer of certificates evidencing those Shares or other
Deposited Securities registered in the name of, or duly endorsed or accompanied by proper instruments of transfer to, the person entitled to that delivery.
(b)The term “deliver”, or its noun form, when used with respect to
American Depositary Shares, shall mean (i) registration of those American Depositary
Shares in the name of DTC or its nominee and book-entry transfer of those American
Depositary Shares to an account at DTC designated by the person entitled to that delivery, (ii) registration of those American Depositary Shares not evidenced by a
Receipt on the books of the Depositary in the name requested by the person entitled to that delivery and mailing to that person of a statement confirming that registration or (iii)
if requested by the person entitled to that delivery, execution and delivery at the
Depositary’s Office to the person entitled to that delivery of one or more Receipts evidencing those American Depositary Shares registered in the name requested by that person.
(c)The term “surrender”, when used with respect to American
Depositary Shares, shall mean (i) one or more book-entry transfers of American
Depositary Shares to the DTC account of the Depositary, (ii) delivery to the Depositary at its Office of an instruction to surrender American Depositary Shares not evidenced by a
Receipt or (iii) surrender to the Depositary at its Office of one or more Receipts evidencing American Depositary Shares.
SECTION 1.7Deposit Agreement.
The term “Deposit Agreement” shall mean this Deposit Agreement, as it may be amended from time to time in accordance with the provisions of this Deposit
Agreement.

SECTION 1.8Depositary; Depositary’s Office.
The term “Depositary” shall mean The Bank of New York Mellon, a New
York banking corporation, and any successor as depositary under this Deposit
Agreement.  The term “Office”, when used with respect to the Depositary, shall mean the office at which its depositary receipts business is administered, which, at the date of this
Deposit Agreement, is located at 240 Greenwich Street, New York, New York 10286.
SECTION 1.9Deposited Securities.
The term “Deposited Securities” as of any time shall mean Shares at such time deposited or deemed to be deposited under this Deposit Agreement, including without limitation, Shares that have not been successfully delivered upon surrender of
American Depositary Shares, and any and all other securities, property and cash received by the Depositary or the Custodian in respect of Deposited Securities and at that time held under this Deposit Agreement.
SECTION 1.10Disseminate.
The term “Disseminate,” when referring to a notice or other information to be sent by the Depositary to Owners, shall mean (i) sending that information to Owners in paper form by mail or another means or (ii) with the consent of Owners, another procedure that has the effect of making the information available to Owners, which may include (A) sending the information by electronic mail or electronic messaging or (B)
sending in paper form or by electronic mail or messaging a statement that the information is available and may be accessed by the Owner on an Internet website and that it will be sent in paper form upon request by the Owner, when that information is so available and is sent in paper form as promptly as practicable upon request.
SECTION 1.11Dollars.
The term “Dollars” shall mean United States dollars.
SECTION 1.12DTC.
The term “DTC” shall mean The Depository Trust Company or its successor.
SECTION 1.13Foreign Registrar.
The term “Foreign Registrar” shall mean the entity that carries out the duties of registrar for the Shares and any other agent of the Company for the transfer and registration of Shares, including, without limitation, any securities depository for the
Shares.

SECTION 1.14Holder.
The term “Holder” shall mean any person holding a Receipt or a security entitlement or other interest in American Depositary Shares, whether for its own account or for the account of another person, but that is not the Owner of that Receipt or those
American Depositary Shares.
SECTION 1.15Insolvency Event.
An “Insolvency Event” occurs if the Company institutes proceedings to be adjudicated as bankrupt or insolvent, consents to the institution of bankruptcy or insolvency proceedings against it, files a petition or answer or consent seeking reorganization or relief under any applicable law in respect of bankruptcy or insolvency, consents to the filing of any petition of that kind or to the appointment of a receiver, liquidator, assignee, trustee, custodian or sequestrator (or other similar official) of it or any substantial part of its property or makes an assignment for the benefit of creditors, or if information becomes publicly available indicating that unsecured claims against the
Company are not expected to be paid.
SECTION 1.16Owner.
The term “Owner” shall mean the person in whose name American
Depositary Shares are registered on the books of the Depositary maintained for that purpose.
SECTION 1.17Receipts.
The term “Receipts” shall mean the American Depositary Receipts issued under this Deposit Agreement evidencing certificated American Depositary Shares, as the same may be amended from time to time in accordance with the provisions of this
Deposit Agreement.
SECTION 1.18Registrar.
The term “Registrar” shall mean any corporation or other entity that is appointed by the Depositary to register American Depositary Shares and transfers of
American Depositary Shares as provided in this Deposit Agreement.
SECTION 1.19Replacement.
The term “Replacement” shall have the meaning assigned to it in Section
4.8.

SECTION 1.20Restricted Securities.
The term “Restricted Securities” shall mean Shares that (i) are “restricted securities,” as defined in Rule 144 under the Securities Act of 1933, except for Shares that could be resold in reliance on Rule 144 without any conditions, (ii) are beneficially owned by an officer, director (or person performing similar functions) or other affiliate of the Company, (iii) otherwise would require registration under the Securities Act of 1933 in connection with the public offer and sale thereof in the United States or (iv) are subject to other restrictions on sale or deposit under the laws of Bermuda, a shareholder agreement or the articles of association or similar document of the Company.
SECTION 1.21Securities Act of 1933.
The term “Securities Act of 1933” shall mean the United States Securities
Act of 1933, as from time to time amended.
SECTION 1.22Shares.
The term “Shares” shall mean common shares of the Company that are validly issued and outstanding, fully paid and nonassessable and that were not issued in violation of any pre-emptive or similar rights of the holders of outstanding securities of the Company; provided, however, that, if there shall occur any change in nominal value, a split-up or consolidation or any other reclassification or, upon the occurrence of an event described in Section 4.8, an exchange or conversion in respect of the Shares of the
Company, the term “Shares” shall thereafter also mean the successor securities resulting from such change in nominal value, split-up or consolidation or such other reclassification or such exchange or conversion.
SECTION 1.23SWIFT.
The term “SWIFT” shall mean the financial messaging network operated by the Society for Worldwide Interbank Financial Telecommunication, or its successor.
SECTION 1.24Termination Option Event.
The term “Termination Option Event” shall mean an event of a kind defined as such in Section 4.1, 4.2 or 4.8.

ARTICLE 2.FORM OF RECEIPTS, DEPOSIT OF SHARES, DELIVERY,
TRANSFER AND SURRENDER OF AMERICAN DEPOSITARY
SHARES
SECTION 2.1Form of Receipts; Registration and Transferability of American
Depositary Shares.
Definitive Receipts shall be substantially in the form set forth in Exhibit A to this Deposit Agreement, with appropriate insertions, modifications and omissions, as permitted under this Deposit Agreement.  No Receipt shall be entitled to any benefits under this Deposit Agreement or be valid or obligatory for any purpose, unless that
Receipt has been (i) executed by the Depositary by the manual signature of a duly authorized officer of the Depositary or (ii) executed by the facsimile signature of a duly authorized officer of the Depositary and countersigned by the manual signature of a duly authorized signatory of the Depositary or the Registrar or a co-registrar.  The Depositary shall maintain books on which (x) each Receipt so executed and delivered as provided in this Deposit Agreement and each transfer of that Receipt and (y) all American Depositary
Shares delivered as provided in this Deposit Agreement and all registrations of transfer of
American Depositary Shares, shall be registered.  A Receipt bearing the facsimile signature of a person that was at any time a proper officer of the Depositary shall, subject to the other provisions of this paragraph, bind the Depositary, even if that person was not a proper officer of the Depositary on the date of issuance of that Receipt.
The Receipts and statements confirming registration of American
Depositary Shares may have incorporated in or attached to them such legends or recitals or modifications not inconsistent with the provisions of this Deposit Agreement as may be required by the Depositary or required to comply with any applicable law or regulations thereunder or with the rules and regulations of any securities exchange upon which American Depositary Shares may be listed or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Receipts and American Depositary Shares are subject by reason of the date of issuance of the underlying Deposited Securities or otherwise.
American Depositary Shares evidenced by a Receipt, when the Receipt is properly endorsed or accompanied by proper instruments of transfer, shall be transferable as certificated registered securities under the laws of the State of New York.  American
Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of the State of New York.  The Depositary, notwithstanding any notice to the contrary, may treat the Owner of American Depositary
Shares as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in this
Deposit Agreement and for all other purposes, and neither the Depositary nor the
Company shall have any obligation or be subject to any liability under this Deposit

Agreement to any Holder of American Depositary Shares (but only to the Owner of those
American Depositary Shares).
SECTION 2.2Deposit of Shares.
Subject to the terms and conditions of this Deposit Agreement, Shares or evidence of rights to receive Shares may be deposited under this Deposit Agreement by delivery thereof to any Custodian, accompanied by any appropriate instruments or instructions for transfer, or endorsement, in form satisfactory to the Custodian.
As conditions of accepting Shares for deposit, the Depositary may require
(i) any certification required by the Depositary or the Custodian in accordance with the provisions of this Deposit Agreement, (ii) a written order directing the Depositary to deliver to, or upon the written order of, the person or persons stated in that order
American Depositary Shares representing those deposited Shares, (iii) evidence satisfactory to the Depositary that those Shares have been re-registered in the books of the Company or the Foreign Registrar in the name of the Depositary, a Custodian or a nominee of the Depositary or a Custodian, (iv) evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental body in Bermuda and the United States and (v) an agreement or assignment, or other instrument satisfactory to the Depositary, that provides for the prompt transfer to the Custodian of any dividend, or right to subscribe for additional Shares or to receive other property, that any person in whose name those Shares are or have been recorded may thereafter receive upon or in respect of those Shares, or, in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the Depositary.
At the request and risk and expense of a person proposing to deposit
Shares, and for the account of that person, the Depositary may receive certificates for
Shares to be deposited, together with the other instruments specified in this Section, for the purpose of forwarding those Share certificates to the Custodian for deposit under this
Deposit Agreement.
The Depositary shall instruct each Custodian that, upon each delivery to a
Custodian of a certificate or certificates for Shares to be deposited under this Deposit
Agreement, together with the other documents specified in this Section, that Custodian shall, as soon as transfer and recordation can be accomplished, present that certificate or those certificates to the Company or the Foreign Registrar, if applicable, for transfer and recordation of the Shares being deposited in the name of the Depositary or its nominee or that Custodian or its nominee.
Deposited Securities shall be held by the Depositary or by a Custodian for the account and to the order of the Depositary or at such other place or places as the
Depositary shall determine.

SECTION 2.3Delivery of American Depositary Shares.
The Depositary shall instruct each Custodian that, upon receipt by that
Custodian of any deposit pursuant to Section 2.2, together with the other documents  or evidence required under that Section, that Custodian shall notify the Depositary of that deposit and the person or persons to whom or upon whose written order American
Depositary Shares are deliverable in respect thereof.  Upon receiving a notice of a deposit from a Custodian, or upon the receipt of Shares or evidence of the right to receive Shares by the Depositary, the Depositary, subject to the terms and conditions of this Deposit
Agreement, shall deliver, to or upon the order of the person or persons entitled thereto, the number of American Depositary Shares issuable in respect of that deposit, but only upon payment to the Depositary of the fees and expenses of the Depositary for the delivery of those American Depositary Shares as provided in Section 5.9, and of all taxes and governmental charges and fees payable in connection with that deposit and the transfer of the deposited Shares.  However, the Depositary shall deliver only whole numbers of American Depositary Shares.
SECTION 2.4Registration of Transfer of American Depositary Shares; Combination and
Split-up of Receipts; Interchange of Certificated and Uncertificated American Depositary
Shares.
The Depositary, subject to the terms and conditions of this Deposit
Agreement, shall register a transfer of American Depositary Shares on its transfer books upon (i) in the case of certificated American Depositary Shares, surrender of the Receipt evidencing those American Depositary Shares, by the Owner or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer or (ii) in the case of uncertificated American Depositary Shares, receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and
Profile as provided in Section 2.9), and, in either case, duly stamped as may be required by the laws of the State of New York and of the United States of America. Upon
registration of a transfer, the Depositary shall deliver the transferred American
Depositary Shares to or upon the order of the person entitled thereto.
The Depositary, subject to the terms and conditions of this Deposit
Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or
Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or
Receipts surrendered.
The Depositary, upon surrender of certificated American Depositary
Shares for the purpose of exchanging for uncertificated American Depositary Shares, shall cancel the Receipt evidencing those certificated American Depositary Shares and send the Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares.  The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in Section 2.9) from the Owner of uncertificated American Depositary Shares for the purpose of exchanging for certificated American Depositary Shares, shall cancel those uncertificated American Depositary Shares and register and deliver to the Owner a
Receipt evidencing the same number of certificated American Depositary Shares.
Upon at least 15 days’ written notice to the Company, the Depositary may appoint one or more co-transfer agents for the purpose of effecting registration of transfers of American Depositary Shares and combinations and split-ups of Receipts at designated transfer offices on behalf of the Depositary.  In carrying out its functions, a co-transfer agent may require evidence of authority and compliance with applicable laws and other requirements by Owners or persons entitled to American Depositary Shares and will be entitled to protection and indemnity to the same extent as the Depositary.  The
Depositary shall require any co-transfer agent that it appoints to agree to abide by the applicable terms and conditions of this Deposit Agreement.
SECTION 2.5Surrender of American Depositary Shares and Withdrawal of Deposited
Securities.
Upon surrender of American Depositary Shares for the purpose of withdrawal of the Deposited Securities represented thereby and payment of the fee of the
Depositary for the surrender of American Depositary Shares as provided in Section 5.9 and payment of all taxes and governmental charges payable in connection with that surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of this Deposit Agreement, the Owner of those American Depositary Shares shall be entitled to delivery (to the extent delivery can then be lawfully and practicably made), to or as instructed by that Owner, of the amount of Deposited Securities at the time represented by those American Depositary Shares, but not any money or other property as to which a record date for distribution to Owners has passed (since money or other property of that kind will be delivered or paid on the scheduled payment date to the
Owner as of that record date) ), and except that the Depositary shall not be required to accept surrender of American Depositary Shares for the purpose of withdrawal to the extent it would require delivery of a fraction of a Deposited Security.  That delivery shall be made, as provided in this Section, without unreasonable delay.
As a condition of accepting a surrender of American Depositary Shares for the purpose of withdrawal of Deposited Securities, the Depositary may require (i) that each surrendered Receipt be properly endorsed in blank or accompanied by proper instruments of transfer in blank and (ii) that the surrendering Owner execute and deliver to the Depositary a written order directing the Depositary to cause the Deposited
Securities being withdrawn to be delivered to or upon the written order of a person or persons designated in that order.

Thereupon, the Depositary shall direct the Custodian to deliver, subject to
Sections 2.6, 3.1 and 3.2, the other terms and conditions of this Deposit Agreement and local market rules and practices, to the surrendering Owner or to or upon the written order of the person or persons designated in the order delivered to the Depositary as above provided, the amount of Deposited Securities represented by the surrendered
American Depositary Shares, and the Depositary may charge the surrendering Owner a fee and its expenses for giving that direction by cable (including SWIFT) or facsimile transmission.
At the request, risk and expense of an Owner surrendering American
Depositary Shares for withdrawal of Deposited Securities, and for the account of that
Owner, the Depositary shall direct the Custodian to forward any cash or other property comprising, and forward a certificate or certificates, if applicable, and other proper documents of title, if any, for, the Deposited Securities represented by the surrendered
American Depositary Shares to the Depositary for delivery at the Depositary’s Office or to another address specified in the order received from the surrendering Owner.
SECTION 2.6Limitations on Delivery, Transfer and Surrender of American Depositary
Shares.
As a condition precedent to the delivery, registration of transfer or surrender of any American Depositary Shares or split-up or combination of any Receipt or withdrawal of any Deposited Securities, the Depositary, Custodian or Registrar may
require payment from the depositor of Shares or the presenter of the Receipt or instruction for registration of transfer or surrender of American Depositary Shares not evidenced by a Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto
(including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in this Deposit Agreement, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of this Deposit Agreement, including, without limitation, this Section 2.6.
The delivery of American Depositary Shares against deposit of Shares generally or against deposit of particular Shares may be suspended, or the registration of transfer of American Depositary Shares in particular instances may be refused, or the registration of transfer of outstanding American Depositary Shares generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of this Deposit Agreement, or for any other reason.  Notwithstanding anything to the contrary in this Deposit

Agreement, the surrender of outstanding American Depositary Shares and withdrawal of
Deposited Securities may not be suspended, subject only to (i) temporary delays caused by closing of the transfer books of the Depositary or the Company or the Foreign
Registrar, if applicable, or the deposit of Shares in connection with voting at a shareholders’ meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the American Depositary Shares or to the withdrawal of the
Deposited Securities.
The Depositary shall not knowingly accept for deposit under this Deposit
Agreement any Shares that, at the time of deposit, are Restricted Securities.
SECTION 2.7Lost Receipts, etc.
If a Receipt is mutilated, destroyed, lost or stolen, the Depositary shall deliver to the Owner the American Depositary Shares evidenced by that Receipt in uncertificated form or, if requested by the Owner, execute and deliver a new Receipt of like tenor in exchange and substitution for such mutilated Receipt, upon surrender and cancellation of that mutilated Receipt, or in lieu of and in substitution for that destroyed, lost or stolen Receipt.  However, before the Depositary will deliver American Depositary
Shares in uncertificated form or execute and deliver a new Receipt, in substitution for a destroyed, lost or stolen Receipt, the Owner must (a) file with the Depositary (i) a request for that replacement before the Depositary has notice that the Receipt has been acquired by a bona fide purchaser and (ii) a sufficient indemnity bond and (b) satisfy any other reasonable requirements imposed by the Depositary.
SECTION 2.8Cancellation and Destruction of Surrendered Receipts.
The Depositary shall cancel all Receipts surrendered to it and is authorized to destroy Receipts so cancelled.
SECTION 2.9DTC Direct Registration System and Profile Modification System.
(a)Notwithstanding the provisions of Section 2.4, the parties acknowledge that DTC’s Direct Registration System (“DRS”) and Profile Modification
System (“Profile”) apply to the American Depositary Shares upon acceptance thereof to
DRS by DTC.  DRS is the system administered by DTC that facilitates interchange between registered holding of uncertificated securities and holding of security entitlements in those securities through DTC and a DTC participant.  Profile is a required feature of DRS that allows a DTC participant, claiming to act on behalf of an Owner of
American Depositary Shares, to direct the Depositary to register a transfer of those
American Depositary Shares to DTC or its nominee and to deliver those American
Depositary Shares to the DTC account of that DTC participant without receipt by the
Depositary of prior authorization from the Owner to register that transfer.

(b)In connection with DRS/Profile, the parties acknowledge that the
Depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an Owner in requesting a registration of transfer and delivery as described in paragraph (a) above has the actual authority to act on behalf of that Owner
(notwithstanding any requirements under the Uniform Commercial Code).  For the avoidance of doubt, the provisions of Sections 5.3 and 5.8 apply to the matters arising from the use of the DRS/Profile.  The parties agree that the Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile system and otherwise in accordance with this Deposit Agreement shall not constitute negligence or bad faith on the part of the Depositary.
SECTION 2.10Maintenance of Records
The Depositary agrees to maintain or cause its agents to maintain records of all American Depositary Shares surrendered and Deposited Securities withdrawn under Section 2.5, substitute Receipts delivered under Section 2.7, and of cancelled or destroyed Receipts under Section 2.8, in keeping with procedures ordinarily followed by stock transfer agents located in the United States or as required by the laws or regulations governing the Depositary.  Upon the Company's written request, the Depositary agrees to turn over to the Company any such records that will be destroyed, or copies thereof, to the extent permitted under applicable law.
ARTICLE 3.CERTAIN OBLIGATIONS OF OWNERS AND HOLDERS OF
AMERICAN DEPOSITARY SHARES
SECTION 3.1Filing Proofs, Certificates and Other Information.
Any person presenting Shares for deposit or any Owner or Holder may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the
Depositary may deem necessary or proper.  The Depositary may withhold the delivery or registration of transfer of American Depositary Shares, the distribution of any dividend or other distribution or of the proceeds thereof or the delivery of any Deposited Securities until that proof or other information is filed or those certificates are executed or those representations and warranties are made.
SECTION 3.2Liability of Owner for Taxes.
If any tax or other governmental charge shall become payable by the
Custodian or the Depositary with respect to or in connection with any American
Depositary Shares or any Deposited Securities represented by any American Depositary
Shares or in connection with a transaction to which Section 4.8 applies, that tax or other governmental charge shall be payable by the Owner of those American Depositary Shares to the Depositary. The Depositary may refuse to register any transfer of those American
Depositary Shares or any withdrawal of Deposited Securities represented by those
American Depositary Shares until that payment is made, and may withhold any dividends or other distributions or the proceeds thereof, or may sell for the account of the Owner any part or all of the Deposited Securities represented by those American Depositary
Shares and apply those dividends or other distributions or the net proceeds of any sale of that kind in payment of that tax or other governmental charge but, even after a sale of that kind, the Owner of those American Depositary Shares shall remain liable for any deficiency.  The Depositary shall distribute any net proceeds of a sale made under this
Section that are not used to pay taxes or governmental charges to the Owners entitled to them in accordance with Section 4.1.  If the number of Shares represented by each
American Depositary Share decreases as a result of a sale of Deposited Securities under this Section, the Depositary may call for surrender of the American Depositary Shares to be exchanged on a mandatory basis for a lesser number of American Depositary Shares and may sell American Depositary Shares to the extent necessary to avoid distributing fractions of American Depositary Shares in that exchange and distribute the net proceeds of that sale to the Owners entitled to them.
SECTION 3.3Warranties on Deposit of Shares.
Every person depositing Shares under this Deposit Agreement shall be deemed thereby to represent and warrant that those Shares and each certificate therefor, if applicable, are validly issued, fully paid and nonassessable and were not issued in violation of any preemptive or similar rights of the holders of outstanding securities of the Company and that the person making that deposit is duly authorized so to do.  Every depositing person shall also be deemed to represent that the Shares, at the time of deposit, are not Restricted Securities.  All representations and warranties deemed made under this
Section shall survive the deposit of Shares and delivery of American Depositary Shares.
SECTION 3.4Disclosure of Interests.
When required in order to comply with applicable laws and regulations, the bye-laws or the articles of association or similar document of the Company, the
Company may from time to time request each Owner and Holder to provide to the
Depositary information relating to: (a) the capacity in which it holds American
Depositary Shares, (b) the identity of any Holders or other persons or entities then or previously interested in those American Depositary Shares and the nature of those interests and (c) any other matter where disclosure of such matter is required for that
compliance.   Each Owner and Holder agrees to provide all information known to it in response to a request made pursuant to this Section.  Each Holder consents to the disclosure by the Depositary and the Owner or any other Holder through which it holds
American Depositary Shares, directly or indirectly, of all information responsive to a
1 Covered in 5.12

request made pursuant to this Section relating to that Holder that is known to that Owner or other Holder.  The Depositary agrees to use reasonable efforts, at the Company's expense, to comply with written instructions requesting that the Depositary forward any request authorized under this Section to the Owners and to forward to the Company any responses it receives in response to that request.
ARTICLE 4.THE DEPOSITED SECURITIES
SECTION 4.1Cash Distributions.
Whenever the Depositary receives any cash dividend or other cash distribution on Deposited Securities, the Depositary shall, subject to the provisions of
Section 4.5, convert that dividend or other distribution into Dollars and, as promptly as practicable, distribute the amount thus received (net of the fees and expenses of the
Depositary as provided in Section 5.9) to the Owners entitled thereto, in proportion to the number of American Depositary Shares representing those Deposited Securities held by them respectively; provided, however, that if the Custodian or the Depositary shall be required to withhold and does withhold from that cash dividend or other cash distribution an amount on account of taxes or other governmental charges, the amount distributed to the Owners of the American Depositary Shares representing those Deposited Securities shall be reduced accordingly.  However, the Depositary will not pay any Owner a fraction of one cent, but will round each Owner’s entitlement to the nearest whole cent.
The Company or its agent will remit to the appropriate governmental agency in each applicable jurisdiction all amounts withheld and owing to such agency.  1
If a cash distribution would represent a return of all or substantially all the value of the Deposited Securities underlying American Depositary Shares, the Depositary may require surrender of those American Depositary Shares and may require payment of or deduct the fee for surrender of American Depositary Shares (whether or not it is also requiring surrender of American Depositary Shares) as a condition of making that cash distribution.  A distribution of that kind shall be a Termination Option Event.
SECTION 4.2Distributions Other Than Cash, Shares or Rights.
Subject to the provisions of Sections 4.11 and 5.9, whenever the
Depositary receives any distribution other than a distribution described in Section 4.1, 4.3 or 4.4 on Deposited Securities (but not in exchange for or in conversion or in lieu of
Deposited Securities), the Depositary shall cause the securities or property received by it to be distributed to the Owners entitled thereto, after deduction or upon payment of any fees and expenses of the Depositary and any taxes or other governmental charges, in proportion to the number of American Depositary Shares representing such Deposited

Securities held by them respectively, in any manner that the Depositary deems equitable and practicable for accomplishing that distribution (which may be a distribution of depositary shares representing the securities received); provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the
Owners entitled thereto, or if for any other reason (including, but not limited to, any requirement that the Company or the Depositary withhold an amount on account of taxes or other governmental charges or that securities received must be registered under the
Securities Act of 1933 in order to be distributed to Owners or Holders) the Depositary deems such distribution not to be lawful and feasible, the Depositary may adopt such other method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and distribution of the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Section 5.9) to the Owners entitled thereto, all in the manner and subject to the conditions set forth in
Section 4.1.  The Depositary may withhold any distribution of securities under this
Section 4.2 if it has not received satisfactory assurances from the Company that the distribution does not require registration under the Securities Act of 1933.  The
Depositary may sell, by public or private sale, an amount of securities or other property it would otherwise distribute under this Section 4.2 that is sufficient to pay its fees and expenses in respect of that distribution.
If a distribution under this Section 4.2 would represent a return of all or substantially all the value of the Deposited Securities underlying American Depositary
Shares, the Depositary may require surrender of those American Depositary Shares and may require payment of or deduct the fee for surrender of American Depositary Shares
(whether or not it is also requiring surrender of American Depositary Shares) as a condition of making that distribution.  A distribution of that kind shall be a Termination
Option Event.
SECTION 4.3Distributions in Shares.
Whenever the Depositary receives any distribution on Deposited
Securities consisting of a dividend in, or free distribution of, Shares, the Depositary may deliver to the Owners entitled thereto, in proportion to the number of American
Depositary Shares representing those Deposited Securities held by them respectively, an aggregate number of American Depositary Shares representing the amount of Shares received as that dividend or free distribution, subject to the terms and conditions of this
Deposit Agreement with respect to the deposit of Shares and issuance of American
Depositary Shares, including withholding of any tax or governmental charge as provided in Section 4.11 and payment of the fees and expenses of the Depositary as provided in
Section 5.9 (and the Depositary may sell, by public or private sale, an amount of the
Shares received (or American Depositary Shares representing those Shares) sufficient to pay its fees and expenses in respect of that distribution).  In lieu of delivering fractional

American Depositary Shares, the Depositary may sell the amount of Shares represented by the aggregate of those fractions (or American Depositary Shares representing those
Shares) and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.1.  If and to the extent that additional American Depositary Shares are not delivered and Shares or American Depositary Shares are not sold, each American
Depositary Share shall thenceforth also represent the additional Shares distributed on the
Deposited Securities represented thereby.
If the Company declares a distribution in which holders of Deposited
Securities have a right to elect whether to receive cash, Shares or other securities or a combination of those things, or a right to elect to have a distribution sold on their behalf, the Depositary may, after consultation with the Company, make that right of election available for exercise by Owners in any manner the Depositary considers to be lawful and practical.  As a condition of making a distribution election right available to Owners, the
Depositary may require satisfactory assurances from the Company that doing so does not require registration of any securities under the Securities Act of 1933.
SECTION 4.4Rights.
(a)If rights are granted in respect of deposited Shares to purchase additional Shares or other securities, the Company and the Depositary shall endeavor to consult as to the actions, if any, the Depositary should take in connection with that grant of rights.  The Depositary may, to the extent deemed by it to be lawful and practical (i) if requested in writing by the Company, grant to all or certain Owners rights to instruct the
Depositary to purchase the securities to which the rights relate and deliver those securities or American Depositary Shares representing those securities to Owners, (ii) if requested in writing by the Company, deliver the rights to or to the order of certain Owners, or (iii)
sell the rights to the extent practicable and distribute the net proceeds of that sale to
Owners entitled to those proceeds.  To the extent rights are not exercised, delivered or disposed of under (i), (ii) or (iii) above, the Depositary shall permit the rights to lapse unexercised.
(b)If the Depositary will act under (a)(i) above, the Company and the
Depositary will enter into a separate agreement setting forth the conditions and procedures applicable to the particular offering.  Upon instruction from an applicable
Owner in the form the Depositary specified and upon payment by that Owner to the
Depositary of an amount equal to the purchase price of the securities to be received upon the exercise of the rights, the Depositary shall, on behalf of that Owner, exercise the rights and purchase the securities.  The purchased securities shall be delivered to, or as instructed by, the Depositary.  The Depositary shall (i) deposit the purchased Shares under this Deposit Agreement and deliver American Depositary Shares representing those Shares to that Owner or (ii) deliver or cause the purchased Shares or other securities to be delivered to or to the order of that Owner.  The Depositary will not act under (a)(i)

above unless the offer and sale of the securities to which the rights relate are registered under the Securities Act of 1933 or the Depositary has received an opinion of United
States counsel that is satisfactory to it to the effect that those securities may be sold and delivered to the applicable Owners without registration under the Securities Act of 1933.
(c)If the Depositary will act under (a)(ii) above, the Company and the
Depositary will enter into a separate agreement setting forth the conditions and procedures applicable to the particular offering.  Upon (i) the request of an applicable
Owner to deliver the rights allocable to the American Depositary Shares of that Owner to an account specified by that Owner to which the rights can be delivered and (ii) receipt of such documents as the Company and the Depositary agreed to require to comply with applicable law, the Depositary will deliver those rights as requested by that Owner.
(d)If the Depositary will act under (a)(iii) above, the Depositary will use reasonable efforts to sell the rights in proportion to the number of American
Depositary Shares held by the  applicable Owners and pay the net proceeds to the Owners otherwise entitled to the rights that were sold, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any American Depositary Shares or otherwise. All such proceeds shall be distributed as promptly as practicable in accordance with Section 4.1.
(e)Payment or deduction of the fees of the Depositary as provided in
Section 5.9 and payment or deduction of the expenses of the Depositary and any applicable taxes or other governmental charges shall be conditions of any delivery of securities or payment of cash proceeds under this Section 4.4.
(f)The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make rights available to or exercise rights on behalf of Owners in general or any Owner in particular, or to sell rights.
SECTION 4.5Conversion of Foreign Currency.
Whenever the Depositary or the Custodian receives foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary or one of its agents or affiliates or the Custodian shall convert or cause to be converted by sale or in any other manner that it may determine that foreign currency into Dollars, and those Dollars shall be distributed as promptly as practicable to the Owners entitled thereto.  A cash distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners based on exchange restrictions, the date of delivery of any American Depositary Shares or otherwise and shall be net of any expenses of conversion into Dollars incurred by the Depositary as provided in Section 5.9.
If a conversion of foreign currency or the repatriation or distribution of
Dollars can be effected only with the approval or license of any government or agency thereof, the Depositary may, but will not be required to, file an application for that approval or license. The Depositary shall notify the Company and consult with the
Company as to any action to be taken in connection with any such necessary approval or license.
If the Depositary determines that in its judgment any foreign currency received by the Depositary or the Custodian is not convertible on a reasonable basis into
Dollars transferable to the United States, or if any approval or license of any government or agency thereof that is required for such conversion is not filed or sought by the
Depositary or is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.
If any conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make that conversion and distribution in Dollars to the extent practicable and permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold that balance uninvested and without liability for interest thereon for the account of, the Owners entitled thereto.
The Depositary may convert currency itself or through any of its affiliates, or the Custodian or the Company may convert currency and pay Dollars to the
Depositary. Where the Depositary converts currency itself or through any of its affiliates, the Depositary acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account.  The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under this Deposit Agreement and the rate that the Depositary or its affiliate receives when buying or selling foreign currency for its own account.  The
Depositary makes no representation that the exchange rate used or obtained in any currency conversion under this Deposit Agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to Owners, subject to the Depositary’s obligations under
Section 5.3.  The methodology used to determine exchange rates used in currency conversions made by the Depositary is available upon request.  Where the Custodian converts currency, the Custodian has no obligation to obtain the most favorable rate that could be obtained at the time or to ensure that the method by which that rate will be determined will be the most favorable to Owners, and the Depositary makes no representation that the rate is the most favorable rate and will not be liable for any direct or indirect losses associated with the rate.  In certain instances, the Depositary may receive dividends or other distributions from the Company in Dollars that represent the proceeds of a conversion of foreign currency or translation from foreign currency at a rate that was obtained or determined by or on behalf of the Company and, in such cases, the
Depositary will not engage in, or be responsible for, any foreign currency transactions and neither it nor the Company makes any representation that the rate obtained or determined by the Company is the most favorable rate and neither it nor the Company will be liable for any direct or indirect losses associated with the rate.
SECTION 4.6Fixing of Record Date.
Whenever a cash dividend, cash distribution or any other distribution is made on Deposited Securities or rights to purchase Shares or other securities are issued with respect to Deposited Securities (which rights will be delivered to or exercised or sold on behalf of Owners in accordance with Section 4.4) or the Depositary receives notice that a distribution or issuance of that kind will be made, or whenever the
Depositary receives notice that a meeting of holders of Shares will be held in respect of which the Company has requested the Depositary to send a notice under Section 4.7, or whenever the Depositary will assess a fee or charge against the Owners, or whenever the
Depositary causes a change in the number of Shares that are represented by each
American Depositary Share, or whenever the Depositary otherwise finds it necessary or convenient, the Depositary shall fix a record date, which shall be the same as, or as near as practicable to, any corresponding record date set by the Company with respect to
Shares, (a) for the determination of the Owners (i) who shall be entitled to receive the benefit of that dividend or other distribution or those rights, (ii) who shall be entitled to give instructions for the exercise of voting rights at that meeting, (iii) who shall be responsible for that fee or charge or (iv) for any other purpose for which the record date was set, or (b) on or after which each American Depositary Share will represent the changed number of Shares.  Subject to the provisions of Sections 4.1 through 4.5 and to the other terms and conditions of this Deposit Agreement, the Owners on a record date fixed by the Depositary shall be entitled to receive the amount distributable by the
Depositary with respect to that dividend or other distribution or those rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively, to give voting instructions or to act in respect of the other matter for which that record date was fixed, or be responsible for that fee or charge, as the case may
be.
SECTION 4.7Voting of Deposited Shares.
(a) Upon receipt of notice of any meeting of holders of Shares at which holders of Shares will be entitled to vote, if requested in writing by the Company,

the Depositary shall, as soon as practicable thereafter, Disseminate to the Owners a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (i) such information as is contained in such notice of meeting received by the Depositary from the Company, (ii) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of
Bermuda law and of the bye-laws, articles of association or similar documents of the
Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares represented by their respective American Depositary
Shares, (iii) a statement as to the manner in which such instructions may be given, including an express indication that instructions will be given or deemed given in accordance with the last sentence of paragraph (b) below if no instruction is received, to the Depositary to give a proxy to a person (the “Board Proxy Designee”) designated by the Company who will exercise such voting rights in accordance with the last sentence of paragraph (b) below and (iv) the last date on which the Depositary will accept instructions (the “Instruction Cutoff Date”).
(b)Upon the written request of an Owner of American Depositary
Shares, as of the date of the request or, if a record date was specified by the Depositary, as of the record date, received on or before any Instruction Cutoff Date, the Depositary shall endeavor, in so far as practicable, to vote or cause to be voted the amount of Shares represented by those American Depositary Shares in accordance with the instructions set forth in such request.  The Depositary shall not vote or attempt to exercise the right to vote that attaches to the deposited Shares other than in accordance with such instructions or as provided in the following sentence.  If (i) the Company instructed the Depositary to mail a notice under paragraph (a) above and gave the Depositary notice of the meeting and details concerning the matters to be voted at least 30 days prior to the meeting date and (ii) no instructions are received by the Depositary from an Owner with respect to the exercise of the voting rights, if any, pertaining to an amount of Shares represented by
American Depositary Shares of that Owner on or before the Instruction Cutoff Date, the
Depositary shall deem that Owner to have instructed the Depositary to give, and the
Depositary shall give, a proxy to the Board Proxy Designee to exercise the voting rights, if any, pertaining to that amount of Shares in the same manner and in the same proportions as the Depositary is voting deposited Shares as to which it did receive Owner instructions.
(c)There can be no assurance that Owners generally or any Owner in particular will receive the notice described in paragraph (a) above in time to enable
Owners to give instructions to the Depositary prior to the Instruction Cutoff Date.

(d)Subject to the rules of any securities exchange on which American
Depositary Shares or the Deposited Securities represented thereby are listed, the
Depositary shall, if requested in writing by the Company, deliver to the Company, at least two days prior to the date of such meeting, copies of all instructions received from
Owners in accordance with which the Depositary will vote, or cause to be voted, deposited Shares represented by American Depositary Shares at such meeting. Delivery of instructions will be made at the Company's expense; provided that payment of such expense shall not be a condition precedent to the Depositary's obligations under this
Section 4.7.
SECTION 4.8Tender and Exchange Offers; Redemption, Replacement or Cancellation
of Deposited Securities.
(a)The Depositary shall not tender any Deposited Securities in response to any voluntary cash tender offer, exchange offer or similar offer made to holders of Deposited Securities (a “Voluntary Offer”), except when instructed in writing to do so by an Owner surrendering American Depositary Shares and subject to any conditions or procedures the Depositary may require.
(b)If the Depositary receives a written notice that Deposited Securities have been redeemed for cash or otherwise purchased for cash in a transaction that is mandatory and binding on the Depositary as a holder of those Deposited Securities (a
“Redemption”), the Depositary, at the expense of the Company, shall (i) if required, surrender Deposited Securities that have been redeemed to the issuer of those securities or its agent on the redemption date, (ii) Disseminate a notice to Owners (A) notifying them of that Redemption, (B) calling for surrender of a corresponding number of
American Depositary Shares and (C) notifying them that the called American Depositary
Shares have been converted into a right only to receive the money received by the
Depositary upon that Redemption and those net proceeds shall be the Deposited
Securities to which Owners of those converted American Depositary Shares shall be entitled upon surrenders of those American Depositary Shares in accordance with Section
2.5 or 6.2 and (iii) distribute the money received upon that Redemption to the Owners entitled to it upon surrender by them of called American Depositary Shares in accordance with Section 2.5 (and, for the avoidance of doubt, Owners shall not be entitled to receive that money under Section 4.1).  If the Redemption affects less than all the Deposited
Securities, the Depositary shall call for surrender a corresponding portion of the outstanding American Depositary Shares and only those American Depositary Shares will automatically be converted into a right to receive the net proceeds of the
Redemption.  The Depositary shall allocate the American Depositary Shares converted under the preceding sentence among the Owners pro-rata to their respective holdings of
American Depositary Shares immediately prior to the Redemption, except that the allocations may be adjusted so that no fraction of a converted American Depositary Share is allocated to any Owner.  A Redemption of all or substantially all of the Deposited
Securities shall be a Termination Option Event.
(c)If the Depositary is notified of or there occurs any change in nominal value or any subdivision, combination or any other reclassification of the
Deposited Securities or any recapitalization, reorganization, sale of assets substantially as an entirety, merger or consolidation affecting the issuer of the Deposited Securities or to which it is a party that is mandatory and binding on the Depositary as a holder of
Deposited Securities and, as a result, securities or other property have been or will be delivered in exchange, conversion, replacement or in lieu of, Deposited Securities (a
“Replacement”), the Depositary shall, if required, surrender the old Deposited Securities affected by that Replacement of Shares and hold, as new Deposited Securities under this
Deposit Agreement, the new securities or other property delivered to it in that
Replacement.  However, after consultation with the Company to the extent practicable, the Depositary may elect to sell those new Deposited Securities if in the opinion of the
Depositary it is not lawful or not practical for it to hold those new Deposited Securities under this Deposit Agreement because those new Deposited Securities may not be distributed to Owners without registration under the Securities Act of 1933 or for any other reason, at public or private sale, at such places and on such terms as it deems proper and proceed as if those new Deposited Securities had been Redeemed under paragraph
(b) above.  A Replacement shall be a Termination Option Event.
(d)In the case of a Replacement where the new Deposited Securities will continue to be held under this Deposit Agreement, the Depositary may call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing the new Deposited Securities and the number of those new Deposited
Securities represented by each American Depositary Share.  If the number of Shares represented by each American Depositary Share decreases as a result of a Replacement, the Depositary may call for surrender of the American Depositary Shares to be exchanged on a mandatory basis for a lesser number of American Depositary Shares and may sell
American Depositary Shares to the extent necessary to avoid distributing fractions of
American Depositary Shares in that exchange and distribute the net proceeds of that sale to the Owners entitled to them.
(e)If there are no Deposited Securities with respect to American
Depositary Shares, including if the Deposited Securities are cancelled, or the Deposited
Securities with respect to American Depositary Shares have become apparently worthless, the Depositary may call for surrender of those American Depositary Shares or may cancel those American Depositary Shares, upon notice to Owners, and a
Termination Option Event occurs.

SECTION 4.9Reports.
The Depositary shall make available for inspection by Owners at its Office any reports and communications, including any proxy solicitation material, received from the Company which are both (a) received by the Depositary as the holder of the
Deposited Securities and (b) made generally available to the holders of those Deposited
Securities by the Company.  The Company shall furnish reports and communications, including any proxy soliciting material to which this Section applies, to the Depositary in
English, to the extent those materials are required to be translated into English pursuant to any regulations of the Commission.
SECTION 4.10Lists of Owners.
Upon written request by the Company, the Depositary shall, at the expense of the Company, furnish to it a list, as of a recent date, of the names, addresses and
American Depositary Share holdings of all Owners.
SECTION 4.11Withholding.
If the Depositary determines that any distribution received or to be made by the Depositary (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge that the Depositary is obligated to withhold, the Depositary may sell, by public or private sale, all or a portion of the distributed property (including
Shares and rights to subscribe therefor) in the amounts and manner the Depositary deems necessary and practicable to pay those taxes or charges, and the Depositary shall distribute the net proceeds of that sale, after deduction of those taxes or charges, to the
Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively.
Services for Owners and Holders that may permit them to obtain reduced rates of tax withholding at source or reclaim excess tax withheld, and the fees and costs associated with using services of that kind, are not provided under, and are outside the scope of, this Deposit Agreement.
Each Owner and Holder agrees to indemnify the Company, the
Depositary, the Custodian and their respective directors, employees, agents and affiliates for, and hold each of them harmless against, any claim by any governmental authority with respect to taxes, additions to tax, penalties or interest arising out of any refund of taxes, reduced withholding at source or other tax benefit received by it.

ARTICLE 5.THE DEPOSITARY, THE CUSTODIANS AND THE
COMPANY
SECTION 5.1Maintenance of Office and Transfer Books by the Depositary.
Until termination of this Deposit Agreement in accordance with its terms, the Depositary shall maintain facilities for the execution and delivery, registration, registration of transfers and surrender of American Depositary Shares in accordance with the provisions of this Deposit Agreement.
The Depositary shall keep books for the registration of American
Depositary Shares, which shall be open for inspection by the Owners at the Depositary’s
Office during regular business hours, provided that such inspection is not for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to this Deposit Agreement or the American
Depositary Shares.
The Depositary may close the transfer books, at any time or from time to time, when deemed expedient by it in connection with the performance of its duties under this Deposit Agreement.
If any American Depositary Shares are listed on one or more stock exchanges, the Depositary shall act as Registrar or, upon at least 15 days’ prior written notice to the Company, appoint a Registrar or one or more co-registrars for registry of those American Depositary Shares in accordance with any requirements of that exchange or those exchanges.
The Company shall have the right, upon reasonable request, to inspect the transfer and registration records of the Depositary relating to the American Depositary
Shares, including records maintained pursuant to Section 2.11, to take copies thereof and to require the Depositary and any co-registrars to supply copies of such portions of such records as the Company may reasonably request.
SECTION 5.2Prevention or Delay of Performance by the Company or the Depositary.
Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Holder:
(i) if by reason of (A) any provision of any present or future law or regulation or other act of the government of the United States, any State of the United
States or any other state or jurisdiction, or of any governmental or regulatory authority or stock exchange; (B) (in the case of the Depositary only) any provision, present or future, of the bye-laws, articles of association or similar document of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof; or (C) any event or circumstance, whether natural or caused by a person or persons, that is beyond the ability of the Depositary or the Company, as the case may be, to prevent or counteract by reasonable care or effort (including, but not limited to earthquakes, floods, severe storms, fires, explosions, war, terrorism, civil unrest, labor disputes, criminal acts or outbreaks of infectious disease; interruptions or malfunctions of utility services, Internet or other communications lines or systems;
unauthorized access to or attacks on computer systems or websites; or other failures or malfunctions of computer hardware or software or other systems or equipment), the
Depositary or the Company is, directly or indirectly, prevented from, forbidden to or delayed in, or could be subject to any civil or criminal penalty on account of doing or performing and therefore does not do or perform, any act or thing that, by the terms of this Deposit Agreement or the Deposited Securities, it is provided shall be done or performed;
(ii) for any exercise of, or failure to exercise, any discretion provided for in this Deposit Agreement (including any determination by the Depositary to take, or not take, any action that this Deposit Agreement provides the Depositary may take);
(iii) for the inability of any Owner or Holder to benefit from any distribution, offering, right or other benefit that is made available to holders of Deposited
Securities but is not, under the terms of this Deposit Agreement, made available to
Owners or Holders; or
(iv) for any special, consequential or punitive damages for any breach of the terms of this Deposit Agreement.
Where, by the terms of a distribution to which Section 4.1, 4.2 or 4.3 applies, or an offering to which Section 4.4 applies, or for any other reason, that distribution or offering may not be made available to Owners, and the Depositary may not dispose of that distribution or offering on behalf of Owners and make the net proceeds available to Owners, then the Depositary shall not make that distribution or offering available to Owners, and shall allow any rights, if applicable, to lapse.
SECTION 5.3Obligations of the Depositary and the Company.
The Company assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to any Owner or Holder, except that the Company agrees to perform its obligations specifically set forth in this Deposit Agreement without negligence or bad faith.
The Depositary assumes no obligation nor shall it be subject to any liability under this Deposit Agreement to any Owner or Holder (including, without limitation, liability with respect to the validity or worth of the Deposited Securities), except that the Depositary agrees to perform its obligations specifically set forth in this

Deposit Agreement without negligence or bad faith, and the Depositary shall not be a fiduciary or have any fiduciary duty to Owners or Holders.  No implied covenants or obligations shall be read into this Deposit Agreement against the Depositary or the
Company or their respective agents.
Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit or other proceeding in respect of any
Deposited Securities or in respect of the American Depositary Shares on behalf of any
Owner or Holder or any other person.
Each of the Depositary and the Company may rely, and shall be protected in relying upon, any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.
Neither the Depositary nor the Company shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting Shares for deposit, any Owner or any other person believed by it in good faith to be competent to give such advice or information.
The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the
Depositary or in connection with any matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.
The Depositary shall not be liable for the acts or omissions of any securities depository, clearing agency or settlement system in connection with or arising out of book-entry settlement of American Depositary Shares or Deposited Securities or
otherwise.
In the absence of bad faith on its part, the Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited
Securities, or for the manner in which any such vote is cast or the effect of any such vote.
The Depositary shall have no duty to make any determination or provide any information as to the tax status of the Company or any liability for any tax consequences that may be incurred by Owners or Holders as a result of owning or holding American Depositary Shares. The Depositary shall not be liable for the inability or failure of an Owner or Holder to obtain the benefit of a foreign tax credit, reduced rate of withholding or refund of amounts withheld in respect of tax or any other tax benefit.

SECTION 5.4Resignation and Removal of the Depositary.
The Depositary may at any time resign as Depositary hereunder by written notice of its election so to do delivered to the Company, to become effective upon the appointment of a successor depositary and its acceptance of that appointment as provided in this Section.  The effect of resignation if a successor depositary is not appointed is provided for in Section 6.2.
The Depositary may at any time be removed by the Company by 90 days’
prior written notice of that removal, to become effective upon the later of (i) the 90th day after delivery of the notice to the Depositary and (ii) the appointment of a successor depositary and its acceptance of its appointment as provided in this Section.
If the Depositary resigns or is removed, the Company shall use its best efforts to appoint a successor depositary, which shall be a bank or trust company having an office in the Borough of Manhattan, The City of New York.  Every successor depositary shall execute and deliver to the Company an instrument in writing accepting its appointment under this Deposit Agreement.  If the Depositary receives notice from the
Company that a successor depositary has been appointed following its resignation or removal, the Depositary, upon payment of all sums due it from the Company, shall deliver to its successor a register listing all the Owners and their respective holdings of outstanding American Depositary Shares and shall deliver the Deposited Securities to or to the order of its successor.  When the Depositary has taken the actions specified in the preceding sentence (i) the successor shall become the Depositary and shall have all the rights and shall assume all the duties of the Depositary under this Deposit Agreement and
(ii) the predecessor depositary shall cease to be the Depositary and shall be discharged and released from all obligations under this Deposit Agreement, except for its duties under Section 5.8 with respect to the time before that discharge.  A successor Depositary shall notify the Owners of its appointment as soon as practical after assuming the duties of Depositary.
Any corporation or other entity into or with which the Depositary may be merged or consolidated shall be the successor of the Depositary without the execution or filing of any document or any further act.
SECTION 5.5The Custodians.
The Custodian shall be subject at all times and in all respects to the directions of the Depositary and shall be responsible solely to it, and the Depositary shall be responsible for the Custodian’s compliance with the applicable provisions of this
Deposit Agreement, but only to for the failure of the Custodian to perform its duties specifically set forth in this Deposit Agreement without negligence or bad faith.  The
Depositary in its discretion may at any time appoint a substitute or additional custodian or custodians, each of which shall thereafter be one of the Custodians under this Deposit

Agreement.  If the Depositary receives notice that a Custodian is resigning and, upon the effectiveness of that resignation there would be no Custodian acting under this Deposit
Agreement, the Depositary shall, as promptly as practicable after receiving that notice, appoint a substitute custodian or custodians, each of which shall thereafter be a Custodian under this Deposit Agreement.  The Depositary shall require any Custodian that resigns or is removed to deliver all Deposited Securities held by it to another Custodian.
SECTION 5.6Notices and Reports.
If the Company takes or decides to take any corporate action of a kind that is addressed in Sections 4.1 to 4.4, or 4.6 to 4.8, or that effects or will effect a change of the name or legal structure of the Company, or that effects or will effect a change to the
Shares, the Company shall notify the Depositary and the Custodian of that action or decision as soon as it is lawful and practical to give that notice.  The notice shall be in
English and shall include all details that the Company is required to include in any notice to any governmental or regulatory authority or securities exchange or is required to make available generally to holders of Shares by publication or otherwise.
The Company will arrange for the translation into English, if not already in English, to the extent required pursuant to any regulations of the Commission, and the prompt transmittal by the Company to the Depositary and the Custodian of all notices and any other reports and communications which are made generally available by the
Company to holders of its Shares.  If requested in writing by the Company, the
Depositary will Disseminate, at the Company’s expense, those notices, reports and communications to all Owners or otherwise make them available to Owners in a manner that the Company specifies as substantially equivalent to the manner in which those communications are made available to holders of Shares and compliant with the applicable requirements of any securities exchange on which the American Depositary
Shares are listed.  The Company will timely provide the Depositary with the quantity of such notices, reports, and communications, as requested by the Depositary from time to time, in order for the Depositary to effect that Dissemination.
The Company represents that as of the date of this Deposit Agreement, the statements in Article 11 of the Receipt appearing as Exhibit A to this Deposit Agreement or, if applicable, most recently filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 with respect to the Company’s obligation to file periodic reports under the United States Securities Exchange Act of 1934, as amended, or its qualification for exemption from registration under that Act pursuant to Rule 12g3-2(b)
under that Act, as the case may be, are true and correct.  The Company agrees to promptly notify the Depositary upon becoming aware of any change in the truth of any of those statements.

SECTION 5.7Distribution of Additional Shares, Rights, etc.
If the Company or any affiliate of the Company determines to make any issuance or distribution of (1) additional Shares, (2) rights to subscribe for Shares,
(3) securities convertible into Shares, or (4) rights to subscribe for such securities (each a
“Distribution”), the Company shall notify the Depositary in writing in English as promptly as practicable and in any event before the Distribution starts and, if requested in writing by the Depositary, the Company shall promptly furnish to the Depositary either
(i) evidence satisfactory to the Depositary that the Distribution is registered under the
Securities Act of 1933 or (ii) a written opinion from U.S. counsel for the Company that is reasonably satisfactory to the Depositary, stating that the Distribution does not require, or, if made in the United States, would not require, registration under the Securities Act of 1933.
The Company agrees with the Depositary that neither the Company nor any company controlled by, controlling or under common control with the Company will at any time deposit any Shares that, at the time of deposit, are Restricted Securities.
SECTION 5.8Indemnification.
The Company agrees to indemnify the Depositary, its directors, employees, agents and affiliates and each Custodian against, and hold each of them harmless from, any liability or expense (including, but not limited to any fees and expenses incurred in seeking, enforcing or collecting such indemnity and the reasonable fees and expenses of counsel) that may arise out of or in connection with (a) any registration with the Commission of American Depositary Shares or Deposited Securities
or the offer or sale thereof in the United States or (b) acts performed or omitted, pursuant to the provisions of or in connection with this Deposit Agreement and the American
Depositary Shares, as the same may be amended, modified or supplemented from time to time, (i) by either the Depositary or a Custodian or their respective directors, employees, agents and affiliates, except for any liability or expense arising out of the negligence or bad faith of either of them and except to the extent that any such liability or expense arises out of information relating to the Depositary or the Custodian, furnished in writing to the Company by the Depositary expressly for use in any registration statement, proxy statement, prospectus (or placement memorandum) or preliminary prospectus (or preliminary placement memorandum) relating to the Shares, or omissions from such information (it being understood and agreed that, as of the date of this Deposit
Agreement, the Depositary has not furnished any information of that kind) or (ii) by the
Company or any of its directors, employees, agents and affiliates.
The Depositary agrees to indemnify the Company, its directors, employees, agents and affiliates and hold them harmless from any liability or expense that may arise out of acts performed or omitted by the Depositary or any Custodian or their respective directors, employees, agents and affiliates due to their negligence or bad faith.
Any person seeking indemnification hereunder (an “Indemnified Person”)
shall notify the person from whom it is seeking indemnification (the “Indemnifying
Person”) of the commencement of any indemnifiable action or claim promptly after such
Indemnified Person becomes aware of such commencement and shall consult in good faith with the Indemnifying Person as to the conduct of the defense of such action or claim, which defense shall be reasonable under the circumstances.  No Indemnified
Person shall compromise or settle any such action or claim without the consent in writing of the Indemnifying Person (which shall not be unreasonably withheld).
SECTION 5.9Charges of Depositary.
The following charges shall be incurred by any party depositing or withdrawing Shares or by any party surrendering American Depositary Shares or to whom American Depositary Shares are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the American Depositary Shares or Deposited Securities or a delivery of
American Depositary Shares pursuant to Section 4.3), or by Owners, as applicable:  (1)
taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the Share register of the
Company or Foreign Registrar and applicable to transfers of Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable (including SWIFT) and facsimile transmission fees and expenses as are expressly provided in this Deposit Agreement, (4)
such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.5, (5) a fee of $5.00 or less per 100 American Depositary Shares (or portion thereof) for the delivery of American Depositary Shares pursuant to Section 2.3,
4.3 or 4.4 and the surrender of American Depositary Shares pursuant to Section 2.5 or
6.2, (6) a fee of $.05 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to this Deposit Agreement, including, but not limited to
Sections 4.1 through 4.4 and Section 4.8, (7) a fee for the distribution of securities pursuant to Section 4.2 or of rights pursuant to Section 4.4 (where the Depositary will not exercise or sell those rights on behalf of Owners), such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities under this
Deposit Agreement (for purposes of this item 7 treating all such securities as if they were
Shares) but which securities are instead distributed by the Depositary to Owners, (8) in addition to any fee charged under item 6 above, a fee of $.05 or less per American
Depositary Share (or portion thereof) per annum for depositary services, which will be payable as provided in item 9 below, and (9) any other charges payable by the Depositary or the Custodian, any of the Depositary's or Custodian’s agents or the agents of the

Depositary's or Custodian’s agents, in connection with the servicing of Shares or other
Deposited Securities (which charges shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.6 and shall be payable at the sole discretion of the Depositary by billing those Owners for those charges or by deducting those charges from one or more cash dividends or other cash distributions).
The Depositary may collect any of its fees by deduction from any cash distribution payable, or by selling a portion of any securities to be distributed, to Owners that are obligated to pay those fees.
In performing its duties under this Deposit Agreement, the Depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the Depositary and that may earn or share fees, spreads or commissions.
The Depositary may own and deal in any class of securities of the
Company and its affiliates and in American Depositary Shares.
SECTION 5.10Retention of Depositary Documents.
The Depositary is authorized to destroy those documents, records, bills and other data compiled during the term of this Deposit Agreement at the times permitted by the laws or regulations governing the Depositary unless the Company requests, reasonably prior to that destruction, that such papers be retained for a longer period or turned over to the Company.
SECTION 5.11Exclusivity.
Without prejudice to the Company’s rights under Section 5.4, the
Company agrees not to appoint any other depositary for issuance of American or global depositary shares or receipts so long as The Bank of New York Mellon is acting as
Depositary under this Deposit Agreement.
SECTION 5.12Information for Regulatory Compliance.
Each of the Company and the Depositary shall provide to the other, as promptly as practicable, information from its records or otherwise available to it that is reasonably requested by the other to permit the other to comply with applicable law or requirements of governmental or regulatory authorities.

ARTICLE 6.AMENDMENT AND TERMINATION
SECTION 6.1Amendment.
The form of the Receipts and any provisions of this Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the Depositary without the consent of Owners or Holders in any respect that they may deem necessary or desirable.  Any amendment that would impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable
(including SWIFT) or facsimile transmission costs, delivery costs or other such expenses), or that would otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding American Depositary Shares until the expiration of 30 days after notice of that amendment has been Disseminated to the
Owners of outstanding American Depositary Shares.  Every Owner and Holder, at the
time any amendment so becomes effective, shall be deemed, by continuing to hold
American Depositary Shares or any interest therein, to consent and agree to that amendment and to be bound by this Deposit Agreement as amended thereby. Upon the effectiveness of an amendment to the form of Receipt, including a change in the number of Shares represented by each American Depositary Share, the Depositary may call for surrender of Receipts to be replaced with new Receipts in the amended form or call for surrender of American Depositary Shares to effect that change of ratio.  In no event shall any amendment impair the right of the Owner to surrender American Depositary Shares and receive delivery of the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.
SECTION 6.2Termination.
(a)The Company may initiate termination of this Deposit Agreement by notice to the Depositary.  The Depositary may initiate termination of this Deposit
Agreement if (i) at any time 60 days shall have expired after the Depositary delivered to the Company a written resignation notice and a successor depositary has not been appointed and accepted its appointment as provided in Section 5.4, (ii) an Insolvency
Event or Delisting Event occurs with respect to the Company or (iii) a Termination
Option Event has occurred or will occur.  If termination of this Deposit Agreement is initiated, the Depositary shall Disseminate a notice of termination to the Owners of all
American Depositary Shares then outstanding setting a date for termination (the
“Termination Date”), which shall be at least 90 days after the date of that notice, and this
Deposit Agreement shall terminate on that Termination Date.
(b)After the Termination Date, the Company shall be discharged from all obligations under this Deposit Agreement except for its obligations to the Depositary under Sections 5.8 and 5.9.

(c)At any time after the Termination Date, the Depositary may sell the Deposited Securities then held under this Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the
Owners of American Depositary Shares that remain outstanding, and those Owners will be general creditors of the Depositary with respect to those net proceeds and that other cash.  After making that sale, the Depositary shall be discharged from all obligations under this Deposit Agreement, except (i) to account for the net proceeds and other cash
(after deducting, in each case, the fee of the Depositary for the surrender of American
Depositary Shares, any expenses for the account of the Owner of such American
Depositary Shares in accordance with the terms and conditions of this Deposit Agreement and any applicable taxes or governmental charges), (ii) for its obligations under Section
5.8 and (iii) to act as provided in paragraph (d) below.
(d)After the Termination Date, the Depositary shall continue to receive dividends and other distributions pertaining to Deposited Securities (that have not been sold), may sell rights and other property as provided in this Deposit Agreement and shall deliver Deposited Securities (or sale proceeds) upon surrender of American
Depositary Shares (after payment or upon deduction, in each case, of the fee of the
Depositary for the surrender of American Depositary Shares, any expenses for the account of the Owner of those American Depositary Shares in accordance with the terms and conditions of this Deposit Agreement and any applicable taxes or governmental charges).  After the Termination Date, the Depositary shall not accept deposits of Shares or deliver American Depositary Shares.  After the Termination Date, (i) the Depositary
may refuse to accept surrenders of American Depositary Shares for the purpose of withdrawal of Deposited Securities (that have not been sold) if in its judgment the requested withdrawal would interfere with its efforts to sell the Deposited Securities, (ii)
the Depositary will not be required to deliver cash proceeds of the sale of Deposited
Securities until all Deposited Securities have been sold and (iii) the Depositary may discontinue the registration of transfers of American Depositary Shares and suspend the distribution of dividends and other distributions on Deposited Securities to the Owners and need not give any further notices or perform any further acts under this Deposit
Agreement except as provided in this Section.
ARTICLE 7.MISCELLANEOUS
SECTION 7.1Counterparts; Signatures.
This Deposit Agreement may be executed in any number of counterparts, each of which shall be deemed an original and all of those counterparts shall constitute one and the same instrument.  Copies of this Deposit Agreement shall be filed with the
Depositary and shall be open to inspection by any Owner or Holder during regular business hours.

This Deposit Agreement may be executed by manual or electronic signatures, including images of manually executed signatures, DocuSign, AdobeSign or a similar agreed-upon electronic signature system, and may be delivered by exchange of copies of this Deposit Agreement by facsimile or email including a pdf or similar bit-
mapped image of the signature pages. The parties to this Deposit Agreement represent and agree that if it has been executed or delivered electronically as provided in the preceding sentence or subsequently stored in and retrieved from an electronic record-
keeping system, it shall have the same legal effect, validity and enforceability as a manually executed agreement maintained in a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in
Global and National Commerce Act, the New York State Electronic Signatures and
Records Act and any other applicable law, and that they shall not argue to the contrary.
SECTION 7.2No Third Party Beneficiaries.
This Deposit Agreement is for the exclusive benefit of the Company, the
Depositary, the Owners and the Holders and their respective successors and shall not be deemed to give any legal or equitable right, remedy or claim whatsoever to any other person.
SECTION 7.3Severability.
In case any one or more of the provisions contained in this Deposit
Agreement or in a Receipt should be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained in this Deposit Agreement or that Receipt shall in no way be affected, prejudiced or disturbed thereby.
SECTION 7.4Owners and Holders as Parties; Binding Effect.
The Owners and Holders from time to time shall be parties to this Deposit
Agreement and shall be bound by all of the terms and conditions of this Deposit
Agreement and of the Receipts by acceptance of American Depositary Shares or any interest therein.
SECTION 7.5Notices.
Any and all notices to be given to the Company shall be in writing and shall be deemed to have been duly given if personally delivered or sent by domestic first class or international air mail or air courier or sent by facsimile transmission or email attaching a pdf or similar bit-mapped image of a signed writing addressed to VEON Ltd.,
Index Tower (East Tower), Unit 1703, Dubai International Financial Center, United Arab
Emirates, Attention: Group General Counsel, or any other place to which the Company may have transferred its principal executive office with notice to the Depositary.

Any and all notices to be given to the Depositary shall be in writing and shall be deemed to have been duly given if in English and personally delivered or sent by first class domestic or international air mail or air courier or sent by facsimile transmission or email attaching a pdf or similar bit-mapped image of a signed writing, addressed to The Bank of New York Mellon, 240 Greenwich Street, New York,
New York 10286, Attention: Depositary Receipt Administration, email: [*] or any other place to which the Depositary may have transferred its Office with notice to the
Company.
Delivery of a notice to the Company or Depositary by mail or air courier shall be deemed effected when deposited, postage prepaid, in a post-office letter box or received by an air courier service.  Delivery of a notice to the Company or Depositary sent by facsimile transmission or email shall be deemed effected when the recipient acknowledges receipt of that notice.
A notice to be given to an Owner shall be deemed to have been duly given when Disseminated to that Owner.  Dissemination in paper form will be effective when personally delivered or sent by first class domestic or international air mail or air courier, addressed to that Owner at the address of that Owner as it appears on the transfer books for American Depositary Shares of the Depositary, or, if that Owner has filed with the
Depositary a written request that notices intended for that Owner be mailed to some other address, at the address designated in that request.  Dissemination in electronic form will be effective when sent in the manner consented to by the Owner to the electronic address most recently provided by the Owner for that purpose.
SECTION 7.6Arbitration; Settlement of Disputes.
(a)  Any controversy, claim or cause of action brought by any party hereto against the Company arising out of or relating to the Shares or other Deposited Securities, the American Depositary Shares, the Receipts or this Deposit Agreement, or the breach hereof or thereof, shall be settled by arbitration in accordance with the International
Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof;
provided, however, that in the event of any third-party litigation to which the Depositary is a party and to which the Company may properly be joined, the Company may be so joined in any court in which such litigation is proceeding; and provided, further, that any such controversy, claim or cause of action brought by a party hereto against the Company relating to or based upon the provisions of the Federal securities laws of the United States or the rules and regulations promulgated thereunder shall be submitted to arbitration as provided in this Section 7.6 only if so elected by the claimant.
The place of the arbitration shall be The City of New York, State of New
York, United States of America, and the language of the arbitration shall be English.

The number of arbitrators shall be three, each of whom shall be disinterested in the dispute or controversy, shall have no connection with any party thereto, and shall be an attorney experienced in international securities transactions.  Each party shall appoint one arbitrator and the two arbitrators shall select a third arbitrator who shall serve as chairperson of the tribunal.  If a dispute, controversy or cause of action shall involve more than two parties, the parties shall attempt to align themselves in two sides (i.e., claimant(s) and respondent(s)), each of which shall appoint one arbitrator as if there were only two parties to such dispute, controversy or cause of action.  If such alignment and appointment shall not have occurred within thirty (30) calendar days after the initiating party serves the arbitration demand, the American Arbitration Association shall appoint the three arbitrators, each of whom shall have the qualifications described above.  The parties and the American Arbitration Association may appoint from among the nationals of any country, whether or not a party is a national of that country.
The arbitral tribunal shall have no authority to award any consequential, special or punitive damages or other damages not measured by the prevailing party’s actual damages and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of this Deposit Agreement.
(b)  Any controversy, claim or cause of action arising out of or relating to the Shares or other Deposited Securities, the American Depositary Shares, the Receipts or
this Deposit Agreement not subject to arbitration under this Section 7.6 shall be litigated in the Federal and state courts in the Borough of Manhattan, The City of New York and the Company hereby submits to the personal jurisdiction of the court in which such action or proceeding is brought.
SECTION 7.7Appointment of Agent for Service of Process; Submission to Jurisdiction;
Jury Trial Waiver.
The Company hereby (i) designates and appoints the person named in
Exhibit A to this Deposit Agreement, located in the State of New York, as the Company's authorized agent upon which process may be served in any suit or proceeding (including any arbitration proceeding) arising out of or relating to the Shares or Deposited
Securities, the American Depositary Shares, the Receipts or this Deposit Agreement (a
“Proceeding”), (ii) consents and submits to the jurisdiction of any state or federal court in the State of New York in which any Proceeding may be instituted and (iii) agrees that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any Proceeding.  The Company agrees to deliver to the Depositary, upon the execution and delivery of this Deposit Agreement, a written acceptance by the agent named in Exhibit A to this Deposit Agreement of its appointment as process agent.  The Company further agrees to take any and all action, including the filing of any and all such documents and instruments, as may be necessary to continue that designation and appointment in full force and effect, or to appoint and maintain the appointment of another process agent located in the United States as required above, and to deliver to the Depositary a written acceptance by that agent of that appointment, for so long as any American Depositary Shares or Receipts remain outstanding or this Deposit
Agreement remains in force.  In the event the Company fails to maintain the designation and appointment of a process agent in the United States in full force and effect, the
Company hereby waives personal service of process upon it and consents that a service of process in connection with a Proceeding may be made by certified or registered mail, return receipt requested, directed to the Company at its address last specified for notices under this Deposit Agreement, and service so made shall be deemed completed five (5)
days after the same shall have been so mailed.
EACH PARTY TO THIS DEPOSIT AGREEMENT (INCLUDING, FOR
AVOIDANCE OF DOUBT, EACH OWNER AND HOLDER) HEREBY
IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY
APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY
SUIT, ACTION OR PROCEEDING AGAINST THE COMPANY AND/OR THE
DEPOSITARY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO
THE SHARES OR OTHER DEPOSITED SECURITIES, THE AMERICAN
DEPOSITARY SHARES OR THE RECEIPTS, THIS DEPOSIT AGREEMENT OR
ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE
BREACH HEREOF OR THEREOF, INCLUDING, WITHOUT LIMITATION, ANY
QUESTION REGARDING EXISTENCE, VALIDITY OR TERMINATION
(WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) AND
ANY CLAIM BASED ON U.S. FEDERAL SECURITIES LAWS.
No disclaimer of liability under the United States federal securities laws or the rules and regulations thereunder is intended by any provision of this Deposit
Agreement, inasmuch as no person is able to effectively waive the duty of any other person to comply with its obligations under those laws, rules and regulations.
SECTION 7.8Waiver of Immunities.
To the extent that the Company or any of its properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any duty of performance under this Deposit Agreement, claim, legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or from execution of judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the Shares or Deposited Securities, the American Depositary Shares, the Receipts or this

Deposit Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any immunity of that kind and consents to relief and enforcement as provided above.
SECTION 7.9Governing Law.
This Deposit Agreement and the Receipts shall be interpreted in accordance with and all rights hereunder and thereunder and provisions hereof and thereof shall be governed by the laws of the State of New York.

IN WITNESS WHEREOF, VEON LTD. and THE BANK OF NEW
YORK MELLON have duly executed this Deposit Agreement as of the day and year first set forth above and all Owners and Holders shall become parties hereto upon acceptance by them of American Depositary Shares or any interest therein.
VEON LTD.
By:______________________
  Name:
  Title:
By:______________________
  Name:
  Title:
THE BANK OF NEW YORK MELLON,
  as Depositary
By:______________________
  Name:
  Title:

EXHIBIT A
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share represents
25 deposited Shares)
THE BANK OF NEW YORK MELLON
AMERICAN DEPOSITARY RECEIPT
FOR COMMON SHARES OF
VEON LTD.
(INCORPORATED UNDER THE LAWS OF BERMUDA)
The Bank of New York Mellon, as depositary (hereinafter called the
“Depositary”), hereby certifies that_________________________________________, or registered assigns IS THE OWNER OF _____________________________
AMERICAN DEPOSITARY SHARES
representing deposited common shares (herein called “Shares”) of VEON Ltd., an exempted company incorporated under the laws of Bermuda (herein called the
“Company”).  At the date hereof, each American Depositary Share represents 25 Shares deposited or subject to deposit under the Deposit Agreement (as such term is hereinafter defined) with a custodian for the Depositary (herein called the “Custodian”) that, as of the date of the Deposit Agreement, was The Bank of New York Mellon, acting through an office located in the United Kingdom.  The Depositary's Office and its principal executive office is located at 240 Greenwich Street, New York, N.Y. 10286.
THE DEPOSITARY'S OFFICE ADDRESS IS
240 GREENWICH STREET, NEW YORK, N.Y. 10286

1.THE DEPOSIT AGREEMENT.
This American Depositary Receipt is one of an issue (herein called “Receipts”), all issued and to be issued upon the terms and conditions set forth in the Amended and
Restated Deposit Agreement dated as of __________, 2025 (herein called the “Deposit
Agreement”) among the Company, the Depositary, and all Owners and Holders from time to time of American Depositary Shares issued thereunder, each of whom by accepting American Depositary Shares agrees to become a party thereto and become bound by all the terms and conditions thereof.  The Deposit Agreement sets forth the rights of Owners and Holders and the rights and duties of the Depositary in respect of the
Shares deposited thereunder and any and all other securities, property and cash from time to time received in respect of those Shares and held thereunder (those Shares, securities, property, and cash are herein called “Deposited Securities”).  Copies of the Deposit
Agreement are on file at the Depositary's Office in New York City and at the office of the
Custodian.
The statements made on the face and reverse of this Receipt are summaries of certain provisions of the Deposit Agreement and are qualified by and subject to the detailed provisions of the Deposit Agreement, to which reference is hereby made.
Capitalized terms defined in the Deposit Agreement and not defined herein shall have the meanings set forth in the Deposit Agreement.
2.SURRENDER OF AMERICAN DEPOSITARY SHARES AND
WITHDRAWAL OF SHARES.
Upon surrender at the Depositary’s Office of American Depositary Shares for the
purpose of withdrawal of the Deposited Securities represented thereby and payment of the fee of the Depositary for the surrender of American Depositary Shares as provided in
Section 5.9 of the Deposit Agreement and payment of all taxes and governmental charges payable in connection with that surrender and withdrawal of the Deposited Securities, and subject to the terms and conditions of the Deposit Agreement, the Owner of those
American Depositary Shares shall be entitled to delivery (to the extent delivery can then be lawfully and practicably made), to or as instructed by that Owner, of the amount of
Deposited Securities at the time represented by those American Depositary Shares, but not any money or other property as to which a record date for distribution to Owners has passed (since money or other property of that kind will be delivered or paid on the scheduled payment date to the Owner as of that record date).  The Depositary shall direct the Custodian with respect to delivery of Deposited Securities and may charge the surrendering Owner a fee and its expenses for giving that direction by cable (including
SWIFT) or facsimile transmission.  That delivery will be made, at the office of the
Custodian, except that, at the request, risk and expense of the surrendering Owner, and for the account of that Owner, the Depositary shall direct the Custodian to forward any cash or other property comprising, and forward a certificate or certificates, if applicable, and other proper documents of title, if any, for, the Deposited Securities represented by the surrendered American Depositary Shares to the Depositary for delivery at the
Depositary’s Office or to another address specified in the order received from the surrendering Owner.
3.REGISTRATION OF TRANSFER OF AMERICAN DEPOSITARY SHARES;
COMBINATION AND SPLIT-UP OF RECEIPTS; INTERCHANGE OF
CERTIFICATED AND UNCERTIFICATED AMERICAN DEPOSITARY
SHARES.
The Depositary, subject to the terms and conditions of the Deposit Agreement, shall register a transfer of American Depositary Shares on its transfer books upon (i) in the case of certificated American Depositary Shares, surrender of the Receipt evidencing those American Depositary Shares, by the Owner or by a duly authorized attorney, properly endorsed or accompanied by proper instruments of transfer or (ii) in the case of uncertificated American Depositary Shares, receipt from the Owner of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in Section 2.9 of that Agreement), and, in either case, duly stamped as may be required by the laws of the State of New York and of the United States of America.
Upon registration of a transfer, the Depositary shall deliver the transferred American
Depositary Shares to or upon the order of the person entitled thereto.
The Depositary, subject to the terms and conditions of the Deposit Agreement, shall upon surrender of a Receipt or Receipts for the purpose of effecting a split-up or combination of such Receipt or Receipts, execute and deliver a new Receipt or Receipts for any authorized number of American Depositary Shares requested, evidencing the same aggregate number of American Depositary Shares as the Receipt or Receipts
surrendered.
The Depositary, upon surrender of certificated American Depositary Shares for the purpose of exchanging for uncertificated American Depositary Shares, shall cancel the Receipt evidencing those certificated American Depositary Shares and send the
Owner a statement confirming that the Owner is the owner of the same number of uncertificated American Depositary Shares.  The Depositary, upon receipt of a proper instruction (including, for the avoidance of doubt, instructions through DRS and Profile as provided in Section 2.9 of the Deposit Agreement) from the Owner of uncertificated
American Depositary Shares for the purpose of exchanging for certificated American
Depositary Shares, shall cancel those uncertificated American Depositary Shares and register and deliver to the Owner a Receipt evidencing the same number of certificated
American Depositary Shares.
As a condition precedent to the delivery, registration of transfer, or surrender of any American Depositary Shares or split-up or combination of any Receipt or withdrawal of any Deposited Securities, the Depositary, the Custodian, or Registrar may require payment from the depositor of the Shares or the presenter of the Receipt or instruction for registration of transfer or surrender of American Depositary Shares not evidenced by a
Receipt of a sum sufficient to reimburse it for any tax or other governmental charge and any stock transfer or registration fee with respect thereto (including any such tax or charge and fee with respect to Shares being deposited or withdrawn) and payment of any applicable fees as provided in the Deposit Agreement, may require the production of proof satisfactory to it as to the identity and genuineness of any signature and may also require compliance with any regulations the Depositary may establish consistent with the provisions of the Deposit Agreement.
The delivery of American Depositary Shares against deposit of Shares generally or against deposit of particular Shares may be suspended, or the registration of transfer of
American Depositary Shares in particular instances may be refused, or the registration of transfer of outstanding American Depositary Shares generally may be suspended, during any period when the transfer books of the Depositary are closed, or if any such action is deemed necessary or advisable by the Depositary or the Company at any time or from time to time because of any requirement of law or of any government or governmental body or commission, or under any provision of the Deposit Agreement, or for any other reason.  Notwithstanding anything to the contrary in the Deposit Agreement or this
Receipt, the surrender of outstanding American Depositary Shares and withdrawal of
Deposited Securities may not be suspended subject only to (i) temporary delays caused by closing the transfer books of the Depositary or the Company or the Foreign Registrar,
if applicable, or the deposit of Shares in connection with voting at a shareholders’
meeting, or the payment of dividends, (ii) the payment of fees, taxes and similar charges, and (iii) compliance with any U.S. or foreign laws or governmental regulations relating to the American Depositary Shares or to the withdrawal of the Deposited Securities.  The
Depositary shall not knowingly accept for deposit under the Deposit Agreement any
Shares that, at the time of deposit, are Restricted Securities.
4.LIABILITY OF OWNER FOR TAXES.
If any tax or other governmental charge shall become payable by the Custodian or the Depositary with respect to or in connection with any American Depositary Shares or any Deposited Securities represented by any American Depositary Shares or in connection with a transaction to which Section 4.8 of the Deposit Agreement applies, that tax or other governmental charge shall be payable by the Owner of those American
Depositary Shares to the Depositary.  The Depositary may refuse to register any transfer of those American Depositary Shares or any withdrawal of Deposited Securities represented by those American Depositary Shares until that payment is made, and may withhold any dividends or other distributions or the proceeds thereof, or may sell for the account of the Owner any part or all of the Deposited Securities represented by those
American Depositary Shares, and may apply those dividends or other distributions or the net proceeds of any sale of that kind in payment of that tax or other governmental charge but, even after a sale of that kind, the Owner shall remain liable for any deficiency.  The
Depositary shall distribute any net proceeds of a sale made under Section 3.2 of the
Deposit Agreement that are not used to pay taxes or governmental charges to the Owners entitled to them in accordance with Section 4.1 of the Deposit Agreement.  If the number of Shares represented by each American Depositary Share decreases as a result of a sale of Deposited Securities under Section 3.2 of the Deposit Agreement, the Depositary may
call for surrender of the American Depositary Shares to be exchanged on a mandatory basis for a lesser number of American Depositary Shares and may sell American
Depositary Shares to the extent necessary to avoid distributing fractions of American
Depositary Shares in that exchange and distribute the net proceeds of that sale to the
Owners entitled to them.
5.WARRANTIES ON DEPOSIT OF SHARES.
Every person depositing Shares under the Deposit Agreement shall be deemed thereby to represent and warrant that those Shares and each certificate therefor, if applicable, are validly issued, fully paid and nonassessable and were not issued in violation of any preemptive or similar rights of the holders of outstanding securities of the Company and that the person making that deposit is duly authorized so to do.  Every depositing person shall also be deemed to represent that the Shares, at the time of deposit, are not Restricted Securities.  All representations and warranties deemed made under
Section 3.3 of the Deposit Agreement shall survive the deposit of Shares and delivery of
American Depositary Shares.
6.FILING PROOFS, CERTIFICATES, AND OTHER INFORMATION.
Any person presenting Shares for deposit or any Owner or Holder may be required from time to time to file with the Depositary or the Custodian such proof of citizenship or residence, exchange control approval, or such information relating to the registration on the books of the Company or the Foreign Registrar, if applicable, to execute such certificates and to make such representations and warranties, as the
Depositary may deem necessary or proper.  The Depositary may withhold the delivery or registration of transfer of any American Depositary Shares, the distribution of any dividend or other distribution or of the proceeds thereof or the delivery of any Deposited
Securities until that proof or other information is filed or those certificates are executed or those representations and warranties are made.  As conditions of accepting Shares for deposit, the Depositary may require (i) any certification required by the Depositary or the
Custodian in accordance with the provisions of the Deposit Agreement, (ii) a written order directing the Depositary to deliver to, or upon the written order of, the person or persons stated in that order, the number of American Depositary Shares representing those Deposited Shares, (iii) evidence satisfactory to the Depositary that those Shares have been re-registered in the books of the Company or the Foreign Registrar in the name of the Depositary, a Custodian or a nominee of the Depositary or a Custodian, (iv)
evidence satisfactory to the Depositary that any necessary approval has been granted by any governmental body in Bermuda and the United States and (v) an agreement or assignment, or other instrument satisfactory to the Depositary, that provides for the prompt transfer to the Custodian of any dividend, or right to subscribe for additional
Shares or to receive other property, that any person in whose name those Shares are or have been recorded may thereafter receive upon or in respect of those Shares, or, in lieu thereof, such agreement of indemnity or other agreement as shall be satisfactory to the
Depositary.
7.CHARGES OF DEPOSITARY.
The following charges shall be incurred by any party depositing or withdrawing
Shares or by any party surrendering American Depositary Shares or to whom American
Depositary Shares are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the
American Depositary Shares or Deposited Securities or a delivery of American
Depositary Shares pursuant to Section 4.3 of the Deposit Agreement), or by Owners, as
applicable:  (1) taxes and other governmental charges, (2) such registration fees as may from time to time be in effect for the registration of transfers of Shares generally on the
Share register of the Company or Foreign Registrar and applicable to transfers of Shares to or from the name of the Depositary or its nominee or the Custodian or its nominee on the making of deposits or withdrawals hereunder, (3) such cable (including SWIFT) and facsimile transmission fees and expenses as are expressly provided in the Deposit
Agreement, (4) such expenses as are incurred by the Depositary in the conversion of foreign currency pursuant to Section 4.5 of the Deposit Agreement, (5) a fee of $5.00 or
less per 100 American Depositary Shares (or portion thereof) for the delivery of
American Depositary Shares pursuant to Section 2.3, 4.3 or 4.4 of the Deposit Agreement and the surrender of American Depositary Shares pursuant to Section 2.5 or 6.2 of the
Deposit Agreement, (6) a fee of $.05 or less per American Depositary Share (or portion thereof) for any cash distribution made pursuant to the Deposit Agreement, including, but not limited to Sections 4.1 through 4.4 and 4.8 of the Deposit Agreement, (7) a fee for the
distribution of securities pursuant to Section 4.2 of the Deposit Agreement or of rights pursuant to Section 4.4 of that Agreement (where the Depositary will not exercise or sell those rights on behalf of Owners), such fee being in an amount equal to the fee for the execution and delivery of American Depositary Shares referred to above which would have been charged as a result of the deposit of such securities under the Deposit
Agreement (for purposes of this item 7 treating all such securities as if they were Shares)
but which securities are instead distributed by the Depositary to Owners, (8) in addition to any fee charged under item 6, a fee of $.05 or less per American Depositary Share (or portion thereof) per annum for depositary services, which will be payable as provided in item 9 below, and (9) any other charges payable by the Depositary or the Custodian, any of the Depositary's or Custodian’s agents or the agents of the Depositary's or Custodian’s agents, in connection with the servicing of Shares or other Deposited Securities (which charges shall be assessed against Owners as of the date or dates set by the Depositary in accordance with Section 4.6 of the Deposit Agreement and shall be payable at the sole discretion of the Depositary by billing those Owners for those charges or by deducting those charges from one or more cash dividends or other cash distributions).
The Depositary may collect any of its fees by deduction from any cash distribution payable, or by selling a portion of any securities to be distributed, to Owners that are obligated to pay those fees.
The Depositary may own and deal in any class of securities of the Company and its affiliates and in American Depositary Shares.
From time to time, the Depositary may make payments to the Company to reimburse the Company for costs and expenses generally arising out of establishment and maintenance of the American Depositary Shares program, waive fees and expenses for services provided by the Depositary or share revenue from the fees collected from
Owners or Holders.  In performing its duties under the Deposit Agreement, the
Depositary may use brokers, dealers, foreign currency dealers or other service providers that are owned by or affiliated with the Depositary and that may earn or share fees, spreads or commissions.
8.DISCLOSURE OF INTERESTS.
When required in order to comply with applicable laws and regulations, the bye-
laws or the articles of association or similar document of the Company, the Company may from time to time request each Owner and Holder to provide to the Depositary information relating to: (a) the capacity in which it holds American Depositary
Shares, (b) the identity of any Holders or other persons or entities then or previously interested in those American Depositary Shares and the nature of those interests and (c) any other matter where disclosure of such matter is required for that compliance.
Each Owner and Holder agrees to provide all information known to it in response to a request made pursuant to this Section.  Each Holder consents to the disclosure by the
Owner or other Holder through which it holds American Depositary Shares, directly or indirectly, of all information responsive to a request made pursuant to this Section relating to that Holder that is known to that Owner or other Holder.
9.TITLE TO AMERICAN DEPOSITARY SHARES.
It is a condition of the American Depositary Shares, and every successive Owner and Holder of American Depositary Shares, by accepting or holding the same, consents and agrees that American Depositary Shares evidenced by a Receipt, when the Receipt is properly endorsed or accompanied by proper instruments of transfer, shall be transferable as certificated registered securities under the laws of the State of New York, and that

American Depositary Shares not evidenced by Receipts shall be transferable as uncertificated registered securities under the laws of the State of New York.  The
Depositary, notwithstanding any notice to the contrary, may treat the Owner of American
Depositary Shares as the absolute owner thereof for the purpose of determining the person entitled to distribution of dividends or other distributions or to any notice provided for in the Deposit Agreement and for all other purposes, and neither the Depositary nor the Company shall have any obligation or be subject to any liability under the Deposit
Agreement to any Holder of American Depositary Shares, but only to the Owner.
10.VALIDITY OF RECEIPT.
This Receipt shall not be entitled to any benefits under the Deposit Agreement or be valid or obligatory for any purpose, unless this Receipt shall have been (i) executed by the Depositary by the manual signature of a duly authorized officer of the Depositary or
(ii) executed by the facsimile signature of a duly authorized officer of the Depositary and countersigned by the manual signature of a duly authorized signatory of the Depositary or the Registrar or a co-registrar.
11.REPORTS; INSPECTION OF TRANSFER BOOKS.
The Company is subject to the periodic reporting requirements of the Securities
Exchange Act of 1934 and, accordingly, files certain reports with the Securities and
Exchange Commission. Those reports will be available for inspection and copying through the Commission's EDGAR system or at public reference facilities maintained by the Commission in Washington, D.C.
The Depositary will make available for inspection by Owners at its Office any reports, notices and other communications, including any proxy soliciting material, received from the Company which are both (a) received by the Depositary as the holder of the Deposited Securities and (b) made generally available to the holders of those
Deposited Securities by the Company.  The Company shall furnish reports and communications, including any proxy soliciting material to which Section 4.9 of the
Deposit Agreement applies, to the Depositary in English, to the extent such materials are required to be translated into English pursuant to any regulations of the Commission.
The Depositary will keep books for the registration of American Depositary
Shares and transfers of American Depositary Shares, which shall be open for inspection by the Owners at the Depositary’s Office during regular business hours, provided that such inspection shall not be for the purpose of communicating with Owners in the interest of a business or object other than the business of the Company or a matter related to the
Deposit Agreement or the American Depositary Shares.
12.DIVIDENDS AND DISTRIBUTIONS.

Whenever the Depositary receives any cash dividend or other cash distribution on Deposited Securities, the Depositary will, if at the time of receipt thereof any amounts received in a foreign currency can in the judgment of the Depositary be converted on a reasonable basis into Dollars transferable to the United States, and subject to the Deposit Agreement, convert that dividend or other cash distribution into Dollars and, as promptly as practicable, distribute the amount thus received (net of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.9 of the Deposit
Agreement) to the Owners entitled thereto; provided, however, that if the Custodian or the Depositary is required to withhold and does withhold from that cash dividend or other cash distribution an amount on account of taxes or other governmental charges, the amount distributed to the Owners of the American Depositary Shares representing those
Deposited Securities shall be reduced accordingly.  If a cash distribution would represent a return of all or substantially all the value of the Deposited Securities underlying
American Depositary Shares, the Depositary may require surrender of those American
Depositary Shares and may require payment of or deduct the fee for surrender of
American Depositary Shares (whether or not it is also requiring surrender of American
Depositary Shares) as a condition of making that cash distribution.  A distribution of that kind shall be a Termination Option Event.
Subject to the provisions of Section 4.11 and 5.9 of the Deposit Agreement, whenever the Depositary receives any distribution other than a distribution described in
Section 4.1, 4.3 or 4.4 of the Deposit Agreement on Deposited Securities (but not in
exchange for or in conversion or in lieu of Deposited Securities), the Depositary will cause the securities or property received by it to be distributed to the Owners entitled thereto, after deduction or upon payment of any fees and expenses of the Depositary and any taxes or other governmental charges, in any manner that the Depositary deems equitable and practicable for accomplishing that distribution (which may be a distribution of depositary shares representing the securities received); provided, however, that if in the opinion of the Depositary such distribution cannot be made proportionately among the Owners entitled thereto, or if for any other reason the Depositary deems such distribution not to be lawful and feasible, the Depositary may adopt such other method as it may deem equitable and practicable for the purpose of effecting such distribution, including, but not limited to, the public or private sale of the securities or property thus received, or any part thereof, and distribution of the net proceeds of any such sale (net of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.9 of the Deposit Agreement) to the Owners entitled thereto all in the manner and subject to the conditions set forth in Section 4.1 of the Deposit Agreement.  The Depositary may
withhold any distribution of securities under Section 4.2 of the Deposit Agreement if it has not received satisfactory assurances from the Company that the distribution does not require registration under the Securities Act of 1933.  The Depositary may sell, by public or private sale, an amount of securities or other property it would otherwise distribute under this Article that is sufficient to pay its fees and expenses in respect of that distribution.  If a distribution under Section 4.2 of the Deposit Agreement would represent a return of all of substantially all the value of the Deposited Securities underlying American Depositary Shares, the Depositary may require surrender of those
American Depositary Shares and may require payment of or deduct the fee for surrender of American Depositary Shares (whether or not it is also requiring surrender of American
Depositary Shares) as a condition of making that distribution.  A distribution of that kind shall be a Termination Option Event.
Whenever the Depositary receives any distribution consisting of a dividend in, or free distribution of, Shares, the Depositary may deliver to the Owners entitled thereto, an aggregate number of American Depositary Shares representing the amount of Shares received as that dividend or free distribution, subject to the terms and conditions of the
Deposit Agreement with respect to the deposit of Shares and issuance of American
Depositary Shares, including the withholding of any tax or other governmental charge as provided in Section 4.11 of the Deposit Agreement and the payment of the fees and expenses of the Depositary as provided in Article 7 hereof and Section 5.9 of the Deposit
Agreement (and the Depositary may sell, by public or private sale, an amount of Shares received (or American Depositary Shares representing those Shares) sufficient to pay its fees and expenses in respect of that  distribution).  In lieu of delivering fractional
American Depositary Shares, the Depositary may sell the amount of Shares represented by the aggregate of those fractions (or American Depositary Shares representing those
Shares) and distribute the net proceeds, all in the manner and subject to the conditions described in Section 4.1 of the Deposit Agreement.  If and to the extent that additional
American Depositary Shares are not delivered and Shares or American Depositary Shares are not sold, each American Depositary Share shall thenceforth also represent the additional Shares distributed on the Deposited Securities represented thereby.
If the Company declares a distribution in which holders of Deposited Securities have a right to elect whether to receive cash, Shares or other securities or a combination of those things, or a right to elect to have a distribution sold on their behalf, the
Depositary may, after consultation with the Company, make that right of election available for exercise by Owners any manner the Depositary considers to be lawful and practical.  As a condition of making a distribution election right available to Owners, the
Depositary may require satisfactory assurances from the Company that doing so does not require registration of any securities under the Securities Act of 1933.
If the Depositary determines that any distribution received or to be made by the
Depositary (including Shares and rights to subscribe therefor) is subject to any tax or other governmental charge that the Depositary is obligated to withhold, the Depositary may sell, by public or private sale, all or a portion of the distributed property (including
Shares and rights to subscribe therefor) in the amounts and manner the Depositary deems necessary and practicable to pay any those taxes or charges, and the Depositary shall distribute the net proceeds of that sale, after deduction of those taxes or charges, to the

Owners entitled thereto in proportion to the number of American Depositary Shares held by them respectively.
Services for Owners and Holders that may permit them to obtain reduced rates of tax withholding at source or reclaim excess tax withheld, and the fees and costs associated with using services of that kind, are not provided under, and are outside the scope of, the Deposit Agreement.
13.RIGHTS.
(a)If rights are granted in respect of deposited Shares to purchase additional
Shares or other securities, the Company and the Depositary shall endeavor to consult as to the actions, if any, the Depositary should take in connection with that grant of rights.
The Depositary may, to the extent deemed by it to be lawful and practical (i) if requested in writing by the Company, grant to all or certain Owners rights to instruct the Depositary to purchase the securities to which the rights relate and deliver those securities or
American Depositary Shares representing those securities to Owners, (ii) if requested in writing by the Company, deliver the rights to or to the order of certain Owners, or (iii)
sell the rights to the extent practicable and distribute the net proceeds of that sale to
Owners entitled to those proceeds.  To the extent rights are not exercised, delivered or disposed of under (i), (ii) or (iii) above, the Depositary shall permit the rights to lapse unexercised.
(b)If the Depositary will act under (a)(i) above, the Company and the
Depositary will enter into a separate agreement setting forth the conditions and procedures applicable to the particular offering.  Upon instruction from an applicable
Owner in the form the Depositary specified and upon payment by that Owner to the
Depositary of an amount equal to the purchase price of the securities to be received upon the exercise of the rights, the Depositary shall, on behalf of that Owner, exercise the rights and purchase the securities.  The purchased securities shall be delivered to, or as instructed by, the Depositary.  The Depositary shall (i) deposit the purchased Shares under the Deposit Agreement and deliver American Depositary Shares representing those
Shares to that Owner or (ii) deliver or cause the purchased Shares or other securities to be delivered to or to the order of that Owner.  The Depositary will not act under (a)(i) above unless the offer and sale of the securities to which the rights relate are registered under the Securities Act of 1933 or the Depositary has received an opinion of United States counsel that is satisfactory to it to the effect that those securities may be sold and delivered to the applicable Owners without registration under the Securities Act of 1933.
(c)If the Depositary will act under (a)(ii) above, the Company and the
Depositary will enter into a separate agreement setting forth the conditions and procedures applicable to the particular offering.  Upon (i) the request of an applicable
Owner to deliver the rights allocable to the American Depositary Shares of that Owner to an account specified by that Owner to which the rights can be delivered and (ii) receipt of such documents as the Company and the Depositary agreed to require to comply with applicable law, the Depositary will deliver those rights as requested by that Owner.
(d)If the Depositary will act under (a)(iii) above, the Depositary will use reasonable efforts to sell the rights in proportion to the number of American Depositary
Shares held by the applicable Owners and pay the net proceeds to the Owners otherwise entitled to the rights that were sold, upon an averaged or other practical basis without regard to any distinctions among such Owners because of exchange restrictions or the date of delivery of any American Depositary Shares or otherwise.  All such proceeds shall be distributed as promptly as practicable in accordance with Section 4.1 of the
Deposit Agreement.
(e)Payment or deduction of the fees of the Depositary as provided in Section
5.9 of the Deposit Agreement and payment or deduction of the expenses of the
Depositary and any applicable taxes or other governmental charges shall be conditions of any delivery of securities or payment of cash proceeds under Section 4.4 of that
Agreement.
(f)The Depositary shall not be responsible for any failure to determine that it may be lawful or feasible to make rights available to or exercise rights on behalf of
Owners in general or any Owner in particular, or to sell rights.
14.CONVERSION OF FOREIGN CURRENCY.
Whenever the Depositary or the Custodian receives foreign currency, by way of dividends or other distributions or the net proceeds from the sale of securities, property or rights, and if at the time of the receipt thereof the foreign currency so received can in the judgment of the Depositary be converted on a reasonable basis into Dollars and the resulting Dollars transferred to the United States, the Depositary or one of its agent, or the
Custodian, shall convert or cause to be converted by sale or in any other manner that it may determine that foreign currency into Dollars, and those Dollars shall be distributed, as promptly as practicable, to the Owners entitled thereto.  A cash distribution may be made upon an averaged or other practicable basis without regard to any distinctions among Owners based on exchange restrictions, the date of delivery of any American
Depositary Shares or otherwise and shall be net of any expenses of conversion into
Dollars incurred by the Depositary as provided in Section 5.9 of the Deposit Agreement.
If a conversion of foreign currency or the repatriation or distribution of Dollars can be effected only with the approval or license of any government or agency thereof, the Depositary may, but will not be required to, file an application for that approval or license.  The Depositary shall notify the Company and consult with the Company as to any action to be taken in connection with any such necessary approval or license.

If the Depositary determines that in its judgment any foreign currency received by the Depositary or the Custodian is not convertible on a reasonable basis into Dollars transferable to the United States, or if any approval or license of any government or agency thereof that is required for such conversion is not filed or sought by the
Depositary or is not obtained within a reasonable period as determined by the Depositary, the Depositary may distribute the foreign currency received by the Depositary to, or in its discretion may hold such foreign currency uninvested and without liability for interest thereon for the respective accounts of, the Owners entitled to receive the same.
If any conversion of foreign currency, in whole or in part, cannot be effected for distribution to some of the Owners entitled thereto, the Depositary may in its discretion make that conversion and distribution in Dollars to the extent practicable and permissible to the Owners entitled thereto and may distribute the balance of the foreign currency received by the Depositary to, or hold that balance uninvested and without liability for interest thereon for the account of, the Owners entitled thereto.
The Depositary may convert currency itself or through any of its affiliates, or the
Custodian or the Company may convert currency and pay Dollars to the Depositary.
Where the Depositary converts currency itself or through any of its affiliates, the
Depositary acts as principal for its own account and not as agent, advisor, broker or fiduciary on behalf of any other person and earns revenue, including, without limitation, transaction spreads, that it will retain for its own account.  The revenue is based on, among other things, the difference between the exchange rate assigned to the currency conversion made under this Deposit Agreement and the rate that the Depositary or its affiliate receives when buying or selling foreign currency for its own account.  The
Depositary makes no representation that the exchange rate used or obtained in any currency conversion under the Deposit Agreement will be the most favorable rate that could be obtained at the time or that the method by which that rate will be determined will be the most favorable to Owners, subject to the Depositary’s obligations under
Section 5.3 of that Agreement.  The methodology used to determine exchange rates used in currency conversions made by the Depositary is available upon request.  Where the
Custodian converts currency, the Custodian has no obligation to obtain the most favorable rate that could be obtained at the time or to ensure that the method by which that rate will be determined will be the most favorable to Owners, and the Depositary makes no representation that the rate is the most favorable rate and will not be liable for any direct or indirect losses associated with the rate.  In certain instances, the Depositary may receive dividends or other distributions from the Company in Dollars that represent the proceeds of a conversion of foreign currency or translation from foreign currency at a rate that was obtained or determined by or on behalf of the Company and, in such cases, the Depositary will not engage in, or be responsible for, any foreign currency transactions and neither it nor the Company makes any representation that the rate obtained or determined by the Company is the most favorable rate and neither it nor the Company will be liable for any direct or indirect losses associated with the rate.

15.RECORD DATES.
Whenever a cash dividend, cash distribution or any other distribution is made on
Deposited Securities or rights to purchase Shares or other securities are issued with respect to Deposited Securities (which rights will be delivered to or exercised or sold on behalf of Owners in accordance with Section 4.4 of the Deposit Agreement) or the
Depositary receives notice that a distribution or issuance of that kind will be made, or whenever the Depositary receives notice that a meeting of holders of Shares will be held in respect of which the Company has requested the Depositary to send a notice under
Section 4.7 of the Deposit Agreement, or whenever the Depositary will assess a fee or charge against the Owners, or whenever the Depositary causes a change in the number of
Shares that are represented by each American Depositary Share, or whenever the
Depositary otherwise finds it necessary or convenient, the Depositary shall fix a record date, which shall be the same as, or as near as practicable to, any corresponding record date set by the Company with respect to Shares, (a) for the determination of the Owners
(i) who shall be entitled to receive the benefit of that dividend or other distribution or those rights, (ii) who shall be entitled to give instructions for the exercise of voting rights at that meeting, (iii) who shall be responsible for that fee or charge or (iv) for any other purpose for which the record date was set, or (b) on or after which each American
Depositary Share will represent the changed number of Shares.  Subject to the provisions of Sections 4.1 through 4.5 of the Deposit Agreement and to the other terms and conditions of the Deposit Agreement, the Owners on a record date fixed by the
Depositary shall be entitled to receive the amount distributable by the Depositary with respect to that dividend or other distribution or those rights or the net proceeds of sale thereof in proportion to the number of American Depositary Shares held by them respectively, to give voting instructions or to act in respect of the other matter for which that record date was fixed, or be responsible for that fee or charge, as the case may be.
16.VOTING OF DEPOSITED SHARES.
(a) Upon receipt of notice of any meeting of holders of Shares at which holders of Shares will be entitled to vote, if requested in writing by the Company, the
Depositary shall, as soon as practicable thereafter, Disseminate to the Owners a notice, the form of which notice shall be in the sole discretion of the Depositary, which shall contain (i) such information as is contained in such notice of meeting received by the
Depositary from the Company, (ii) a statement that the Owners as of the close of business on a specified record date will be entitled, subject to any applicable provision of Bermuda law and of the bye-laws, articles of association or similar documents of the Company, to instruct the Depositary as to the exercise of the voting rights, if any, pertaining to the amount of Shares or other Deposited Securities represented by their respective American
Depositary Shares, (iii) a statement as to the manner in which such instructions may be given, including an express indication that instructions will be given or deemed given in accordance with the last sentence of paragraph (b) below if no instruction is received, to the Depositary to give a proxy to a person (the “Board Proxy Designee”) designated by the Company who will exercise such voting rights in accordance with the last sentence of paragraph (b) below and (iv) the last date on which the Depositary will accept instructions (the “Instruction Cutoff Date”).
(b)Upon the written request of an Owner of American Depositary Shares, as of the date of the request or, if a record date was specified by the Depositary, as of the record date, received on or before any Instruction Cutoff Date, the Depositary shall endeavor, in so far as practicable, to vote or cause to be voted the amount of Shares represented by those American Depositary Shares in accordance with the instructions set forth in such request.  The Depositary shall not vote or attempt to exercise the right to vote that attaches to the Shares other than in accordance with such instructions or as provided in the following sentence.  If (i) the Company instructed the Depositary to mail a notice under paragraph (a) above and gave the Depositary notice of the meeting and details concerning the matters to be voted at least 30 days prior to the meeting date and
(ii) no instructions are received by the Depositary from an Owner with respect to the exercise of the voting rights, if any, pertaining to an amount of Shares represented by
American Depositary Shares of that Owner on or before the Instruction Cutoff Date, the
Depositary shall deem that Owner to have instructed the Depositary to give, and the
Depositary shall give, a proxy to the Board Proxy Designee to exercise the voting rights, if any, pertaining to that amount of Shares in the same manner and in the same proportions as the Depositary is voting deposited Shares as to which it did receive Owner instructions.
(c)There can be no assurance that Owners generally or any Owner in particular will receive the notice described in paragraph (a) above in time to enable
Owners to give instructions to the Depositary prior to the Instruction Cutoff Date.
(d)Subject to the rules of any securities exchange on which American
Depositary Shares represented thereby are listed, the Depositary shall, if requested in writing by the Company, deliver to the Company, at least two days prior to the date of such meeting, copies of all instructions received from Owners in accordance with which the Depositary will vote, or cause to be voted, deposited Shares represented by American
Depositary Shares at such meeting. Delivery of instructions will be made at the
Company's expense; provided that payment of such expense shall not be a condition precedent to the Depositary's obligations under Section 4.7 of the Deposit Agreement.
17.TENDER AND EXCHANGE OFFERS; REDEMPTION, REPLACEMENT OR
CANCELLATION OF DEPOSITED SECURITIES.
(a)The Depositary shall not tender any Deposited Securities in response to any voluntary cash tender offer, exchange offer or similar offer made to holders of
Deposited Securities (a “Voluntary Offer”), except when instructed in writing to do so by an Owner surrendering American Depositary Shares and subject to any conditions or procedures the Depositary may require.
(b)If the Depositary receives a written notice that Deposited Securities have been redeemed for cash or otherwise purchased for cash in a transaction that is mandatory and binding on the Depositary as a holder of those Deposited Securities (a
“Redemption”), the Depositary, at the expense of the Company, shall (i) if required, surrender Deposited Securities that have been redeemed to the issuer of those securities or its agent on the redemption date, (ii) Disseminate a notice to Owners (A) notifying them of that Redemption, (B) calling for surrender of a corresponding number of
American Depositary Shares and (C) notifying them that the called American Depositary
Shares have been converted into a right only to receive the money received by the
Depositary upon that Redemption and those net proceeds shall be the Deposited
Securities to which Owners of those converted American Depositary Shares shall be entitled upon surrenders of those American Depositary Shares in accordance with Section
2.5 or 6.2 of the Deposit Agreement and (iii) distribute the money received upon that
Redemption to the Owners entitled to it upon surrender by them of called American
Depositary Shares in accordance with Section 2.5 of that Agreement (and, for the avoidance of doubt, Owners shall not be entitled to receive that money under Section 4.1 of that Agreement).  If the Redemption affects less than all the Deposited Securities, the
Depositary shall call for surrender a corresponding portion of the outstanding American
Depositary Shares and only those American Depositary Shares will automatically be converted into a right to receive the net proceeds of the Redemption.  The Depositary shall allocate the American Depositary Shares converted under the preceding sentence among the Owners pro-rata to their respective holdings of American Depositary Shares immediately prior to the Redemption, except that the allocations may be adjusted so that no fraction of a converted American Depositary Share is allocated to any Owner.  A
Redemption of all or substantially all of the Deposited Securities shall be a Termination
Option Event.
(c)If the Depositary is notified of or there occurs any change in nominal value or any subdivision, combination or any other reclassification of the Deposited
Securities or any recapitalization, reorganization, sale of assets substantially as an entirety, merger or consolidation affecting the issuer of the Deposited Securities or to which it is a party that is mandatory and binding on the Depositary as a holder of
Deposited Securities and, as a result, securities or other property have been or will be delivered in exchange, conversion, replacement or in lieu of, Deposited Securities (a
“Replacement”), the Depositary shall, if required, surrender the old Deposited Securities affected by that Replacement of Shares and hold, as new Deposited Securities under the
Deposit Agreement, the new securities or other property delivered to it in that
Replacement.  However, after consultation with the Company to the extent practicable, the Depositary may elect to sell those new Deposited Securities if in the opinion of the
Depositary it is not lawful or not practical for it to hold those new Deposited Securities under the Deposit Agreement because those new Deposited Securities may not be distributed to Owners without registration under the Securities Act of 1933 or for any other reason, at public or private sale, at such places and on such terms as it deems proper and proceed as if those new Deposited Securities had been Redeemed under paragraph
(b) above.  A Replacement shall be a Termination Option Event.
(d)In the case of a Replacement where the new Deposited Securities will continue to be held under the Deposit Agreement, the Depositary may call for the surrender of outstanding Receipts to be exchanged for new Receipts specifically describing the new Deposited Securities and the number of those new Deposited
Securities represented by each American Depositary Share.  If the number of Shares represented by each American Depositary Share decreases as a result of a Replacement, the Depositary may call for surrender of the American Depositary Shares to be exchanged on a mandatory basis for a lesser number of American Depositary Shares and may sell
American Depositary Shares to the extent necessary to avoid distributing fractions of
American Depositary Shares in that exchange and distribute the net proceeds of that sale to the Owners entitled to them.
(e)If there are no Deposited Securities with respect to American Depositary
Shares, including if the Deposited Securities are cancelled, or the Deposited Securities with respect to American Depositary Shares become apparently worthless, the Depositary may call for surrender of those American Depositary Shares or may cancel those
American Depositary Shares, upon notice to Owners, and a Termination Option Event occurs.
18.LIABILITY OF THE COMPANY AND DEPOSITARY.
Neither the Depositary nor the Company nor any of their respective directors, employees, agents or affiliates shall incur any liability to any Owner or Holder:
(i) if by reason of (A) any provision of any present or future law or regulation or other act of the government of the United States, any State of the United States or any
other state or jurisdiction, or of any governmental or regulatory authority or stock exchange; (B) (in the case of the Depositary only) any provision, present or future, of the articles of association or similar document of the Company, or by reason of any provision of any securities issued or distributed by the Company, or any offering or distribution thereof; or (C) any event or circumstance, whether natural or caused by a person or persons, that is beyond the ability of the Depositary or the Company, as the case may be, to prevent or counteract by reasonable care or effort (including, but not limited to earthquakes, floods, severe storms, fires, explosions, war, terrorism, civil unrest, labor disputes, criminal acts or outbreaks of infectious disease; interruptions or malfunctions of utility services, Internet or other communications lines or systems; unauthorized access to or attacks on computer systems or websites; or other failures or malfunctions of computer hardware or software or other systems or equipment), the Depositary or the Company is, directly or indirectly, prevented from, forbidden to or delayed in, or could be subject to any civil or criminal penalty on account of doing or performing and therefore does not do or perform, any act or thing that, by the terms of the Deposit Agreement or the Deposited
Securities, it is provided shall be done or performed;
(ii) for any exercise of, or failure to exercise, any discretion provided for in the
Deposit Agreement (including any determination by the Depositary to take, or not take, any action that the Deposit Agreement provides the Depositary may take);
(iii) for the inability of any Owner or Holder to benefit from any distribution, offering, right or other benefit that is made available to holders of Deposited Securities but is not, under the terms of the Deposit Agreement, made available to Owners or
Holders; or
(iv) for any special, consequential or punitive damages for any breach of the terms of the Deposit Agreement.
Where, by the terms of a distribution to which Section 4.1, 4.2 or 4.3 of the
Deposit Agreement applies, or an offering to which Section 4.4 of that Agreement applies, or for any other reason, that distribution or offering may not be made available to
Owners, and the Depositary may not dispose of that distribution or offering on behalf of
Owners and make the net proceeds available to Owners, then the Depositary shall not make that distribution or offering available to Owners, and shall allow any rights, if applicable, to lapse.
Neither the Company nor the Depositary assumes any obligation or shall be subject to any liability under the Deposit Agreement to Owners or Holders, except that they agree to perform their obligations specifically set forth in the Deposit Agreement without negligence or bad faith.  The Depositary shall not be a fiduciary or have any fiduciary duty to Owners or Holders.  No implied covenants or obligations shall be read into the Deposit Agreement against the Depositary or the Company or their respective agents.  The Depositary shall not be subject to any liability with respect to the validity or worth of the Deposited Securities.  Neither the Depositary nor the Company shall be under any obligation to appear in, prosecute or defend any action, suit, or other proceeding in respect of any Deposited Securities or in respect of the American
Depositary Shares, on behalf of any Owner or Holder or other person.  Neither the
Depositary nor the Company shall be liable for any action or non-action by it in reliance upon the advice of or information from legal counsel, accountants, any person presenting
Shares for deposit, any Owner or Holder, or any other person believed by it in good faith to be competent to give such advice or information.  Each of the Depositary and the
Company may rely, and shall be protected in relying upon, any written notice, request, direction or other document believed by it to be genuine and to have been signed or presented by the proper party or parties.  The Depositary shall not be liable for any acts or omissions made by a successor depositary whether in connection with a previous act or omission of the Depositary or in connection with a matter arising wholly after the removal or resignation of the Depositary, provided that in connection with the issue out of which such potential liability arises, the Depositary performed its obligations without negligence or bad faith while it acted as Depositary.  The Depositary shall not be liable for the acts or omissions of any securities depository, clearing agency or settlement system in connection with or arising out of book-entry settlement of American
Depositary Shares or Deposited Securities or otherwise.  In the absence of bad faith on its part, the Depositary shall not be responsible for any failure to carry out any instructions to vote any of the Deposited Securities or for the manner in which any such vote is cast or the effect of any such vote.  The Depositary shall have no duty to make any determination or provide any information as to the tax status of the Company or any liability for any tax consequences that may be incurred by Owners or Holders as a result of owning or holding American Depositary Shares.
19.RESIGNATION AND REMOVAL OF THE DEPOSITARY; APPOINTMENT
OF SUCCESSOR CUSTODIAN.
The Depositary may at any time resign as Depositary under the Deposit
Agreement by written notice of its election so to do delivered to the Company, to become effective upon the appointment of a successor depositary and its acceptance of such appointment as provided in the Deposit Agreement.  The Depositary may at any time be removed by the Company by 90 days’ prior written notice of that removal, to become effective upon the later of (i) the 90th day after delivery of the notice to the Depositary and (ii) the appointment of a successor depositary and its acceptance of its appointment as provided in the Deposit Agreement.  The Depositary in its discretion may at any time appoint a substitute or additional custodian or custodians.
19.20.AMENDMENT.
The form of the Receipts and any provisions of the Deposit Agreement may at any time and from time to time be amended by agreement between the Company and the
Depositary without the consent of Owners or Holders in any respect which they may deem necessary or desirable.  Any amendment that would impose or increase any fees or charges (other than taxes and other governmental charges, registration fees, cable
(including SWIFT), or facsimile transmission costs, delivery costs or other such expenses), or that would otherwise prejudice any substantial existing right of Owners, shall, however, not become effective as to outstanding American Depositary Shares until the expiration of 30 days after notice of that amendment has been Disseminated to the
Owners of outstanding American Depositary Shares. Every Owner and Holder, at the
time any amendment so becomes effective, shall be deemed, by continuing to hold
American Depositary Shares or any interest therein, to consent and agree to that amendment and to be bound by the Deposit Agreement as amended thereby. Upon the effectiveness of an amendment to the form of Receipt, including a change in the number of Shares represented by each American Depositary Share, the Depositary may call for surrender of Receipts to be replaced with new Receipts in the amended form or call for surrender of American Depositary Shares to effect that change of ratio.  In no event shall any amendment impair the right of the Owner to surrender American Depositary Shares and receive delivery of the Deposited Securities represented thereby, except in order to comply with mandatory provisions of applicable law.
20.21.TERMINATION OF DEPOSIT AGREEMENT.
(a)The Company may initiate termination of the Deposit Agreement by notice to the Depositary.  The Depositary may initiate termination of the Deposit
Agreement if (i) at any time 60 days shall have expired after the Depositary delivered to the Company a written resignation notice and a successor depositary has not been appointed and accepted its appointment as provided in Section 5.4 of that Agreement, (ii)
an Insolvency Event or Delisting Event occurs with respect to the Company or (iii) a
Termination Option Event has occurred or will occur.  If termination of the Deposit
Agreement is initiated, the Depositary shall Disseminate a notice of termination to the
Owners of all American Depositary Shares then outstanding setting a date for termination
(the “Termination Date”), which shall be at least 90 days after the date of that notice, and the Deposit Agreement shall terminate on that Termination Date.
(b)After the Termination Date, the Company shall be discharged from all obligations under the Deposit Agreement except for its obligations to the Depositary under Sections 5.8 and 5.9 of that Agreement.
(c)At any time after the Termination Date, the Depositary may sell the
Deposited Securities then held under the Deposit Agreement and may thereafter hold uninvested the net proceeds of any such sale, together with any other cash then held by it hereunder, unsegregated and without liability for interest, for the pro rata benefit of the
Owners of American Depositary Shares that remain outstanding, and those Owners will be general creditors of the Depositary with respect to those net proceeds and that other cash.  After making that sale, the Depositary shall be discharged from all obligations under the Deposit Agreement, except (i) to account for the net proceeds and other cash
(after deducting, in each case, the fee of the Depositary for the surrender of American
Depositary Shares, any expenses for the account of the Owner of such American
Depositary Shares in accordance with the terms and conditions of the Deposit Agreement and any applicable taxes or governmental charges) and (ii) for its obligations under
Section 5.8 of that Agreement and (iii) to act as provided in paragraph (d) below.
(d)After the Termination Date, the Depositary shall continue to receive dividends and other distributions pertaining to Deposited Securities (that have not been sold), may sell rights and other property as provided in the Deposit Agreement and shall deliver Deposited Securities (or sale proceeds) upon surrender of American Depositary
Shares (after payment or upon deduction, in each case, of the fee of the Depositary for the surrender of American Depositary Shares, any expenses for the account of the Owner of those American Depositary Shares in accordance with the terms and conditions of the
Deposit Agreement and any applicable taxes or governmental charges).  After the
Termination Date, the Depositary shall not accept deposits of Shares or deliver American
Depositary Shares.  After the Termination Date, (i) the Depositary may refuse to accept surrenders of American Depositary Shares for the purpose of withdrawal of Deposited
Securities (that have not been sold) if in its judgment the requested withdrawal would interfere with its efforts to sell the Deposited Securities, (ii) the Depositary will not be required to deliver cash proceeds of the sale of Deposited Securities until all Deposited
Securities have been sold, (iii) the Depositary may discontinue the registration of transfers of American Depositary Shares and suspend the distribution of dividends and other distributions on Deposited Securities to the Owners and need not give any further notices or perform any further acts under the Deposit Agreement except as provided in
Section 6.2 of that Agreement.
21.22.DTC DIRECT REGISTRATION SYSTEM AND PROFILE
MODIFICATION SYSTEM.
(a)Notwithstanding the provisions of Section 2.4 of the Deposit Agreement, the parties acknowledge that DTC’s Direct Registration System (“DRS”) and Profile
Modification System (“Profile”) apply to the American Depositary Shares upon acceptance thereof to DRS by DTC.  DRS is the system administered by DTC that facilitates interchange between registered holding of uncertificated securities and holding of security entitlements in those securities through DTC and a DTC participant.  Profile is a required feature of DRS that allows a DTC participant, claiming to act on behalf of an
Owner of American Depositary Shares, to direct the Depositary to register a transfer of those American Depositary Shares to DTC or its nominee and to deliver those American
Depositary Shares to the DTC account of that DTC participant without receipt by the
Depositary of prior authorization from the Owner to register that transfer.
(b)In connection with DRS/Profile, the parties acknowledge that the
Depositary will not determine whether the DTC participant that is claiming to be acting on behalf of an Owner in requesting registration of transfer and delivery described in paragraph (a) above has the actual authority to act on behalf of that Owner
(notwithstanding any requirements under the Uniform Commercial Code).  For the avoidance of doubt, the provisions of Sections 5.3 and 5.8 of the Deposit Agreement apply to the matters arising from the use of the DRS/Profile.  The parties agree that the
Depositary’s reliance on and compliance with instructions received by the Depositary through the DRS/Profile system and otherwise in accordance with the Deposit
Agreement, shall not constitute negligence or bad faith on the part of the Depositary.

23.ARBITRATION; SETTLEMENT OF DISPUTES.
(a)  Any controversy, claim or cause of action brought by any party to the Deposit
Agreement against the Company arising out of or relating to the Shares or other
Deposited Securities, the American Depositary Shares, the Receipts or that Agreement, or the breach thereof, shall be settled by arbitration in accordance with the International
Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof;
provided, however, that in the event of any third-party litigation to which the Depositary is a party and to which the Company may properly be joined, the Company may be so joined in any court in which such litigation is proceeding; and provided, further, that any such controversy, claim or cause of action brought by a party hereto against the Company relating to or based upon the provisions of the Federal securities laws of the United States or the rules and regulations promulgated thereunder shall be submitted to arbitration as provided in Section 7.6 of the Deposit Agreement only if so elected by the claimant.
The place of the arbitration shall be The City of New York, State of New York,
United States of America, and the language of the arbitration shall be English.
The number of arbitrators shall be three, each of whom shall be disinterested in the dispute or controversy, shall have no connection with any party thereto, and shall be an attorney experienced in international securities transactions.  Each party shall appoint one arbitrator and the two arbitrators shall select a third arbitrator who shall serve as chairperson of the tribunal.  If a dispute, controversy or cause of action shall involve more than two parties, the parties shall attempt to align themselves in two sides (i.e., claimant(s) and respondent(s)), each of which shall appoint one arbitrator as if there were only two parties to such dispute, controversy or cause of action.  If such alignment and appointment shall not have occurred within thirty (30) calendar days after the initiating party serves the arbitration demand, the American Arbitration Association shall appoint the three arbitrators, each of whom shall have the qualifications described above.  The parties and the American Arbitration Association may appoint from among the nationals of any country, whether or not a party is a national of that country.
The arbitral tribunal shall have no authority to award any consequential, special or punitive damages or other damages not measured by the prevailing party’s actual damages and may not, in any event, make any ruling, finding or award that does not conform to the terms and conditions of the Deposit Agreement
(b)  Any controversy, claim or cause of action arising out of or relating to the
Shares or other Deposited Securities, the American Depositary Shares, the Receipts or
this Deposit Agreement not subject to arbitration under Section 7.6 of the Deposit
Agreement shall be litigated in the Federal and state courts in the Borough of Manhattan,

The City of New York and the Company hereby submits to the personal jurisdiction of the court in which such action or proceeding is brought.
22.24.APPOINTMENT OF AGENT FOR SERVICE OF PROCESS;
SUBMISSION TO JURISDICTION; JURY TRIAL WAIVER; WAIVER OF
IMMUNITIES.
The Company has (i) appointed CT Corporation System 28 Liberty Street, New
York, New York 10005, located in the State of New York, as the Company's authorized agent upon which process may be served in any suit or proceeding (including any arbitration proceeding) arising out of or relating to the Shares or Deposited Securities, the
American Depositary Shares, the Receipts or the Deposit Agreement, (ii) consented and submitted to the jurisdiction of any state or federal court in the State of New York in which any such suit or proceeding may be instituted, and (iii) agreed that service of process upon said authorized agent shall be deemed in every respect effective service of process upon the Company in any such suit or proceeding.
EACH PARTY TO THE DEPOSIT AGREEMENT (INCLUDING, FOR
AVOIDANCE OF DOUBT, EACH OWNER AND HOLDER) THEREBY
IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY
APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY
SUIT, ACTION OR PROCEEDING AGAINST THE COMPANY AND/OR THE
DEPOSITARY DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO
THE SHARES OR OTHER DEPOSITED SECURITIES, THE AMERICAN
DEPOSITARY SHARES OR THE RECEIPTS, THE DEPOSIT AGREEMENT OR
ANY TRANSACTION CONTEMPLATED HEREIN OR THEREIN, OR THE
BREACH HEREOF OR THEREOF, INCLUDING WITHOUT LIMITATION ANY
QUESTION REGARDING EXISTENCE, VALIDITY OR TERMINATION
(WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY) AND
ANY CLAIM BASED ON U.S. FEDERAL SECURITIES LAWS.
No disclaimer of liability under the United States federal securities laws or the rules and regulations thereunder is intended by any provision of the Deposit Agreement, inasmuch as no person is able to effectively waive the duty of any other person to comply with its obligations under those laws, rules and regulations.
To the extent that the Company or any of its properties, assets or revenues may have or hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any respect thereof, from setoff or counterclaim, from the jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution or judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with the
Shares or Deposited Securities, the American Depositary Shares, the Receipts or the
Deposit Agreement, the Company, to the fullest extent permitted by law, hereby irrevocably and unconditionally waives, and agrees not to plead or claim, any such immunity and consents to such relief and enforcement.